LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            STORAGE PORTFOLIO I LLC

                     (A Delaware Limited Liability Company)

              THESE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
          NOR PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT.

      CERTAIN RESTRICTIONS ON TRANSFERS OF INTERESTS ARE SET FORTH HEREIN.

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                               TABLE OF CONTENTS

ARTICLE I.................................................................7

ARTICLE II...............................................................16

        SECTION 2.1. NAME AND FORMATION..................................16
        SECTION 2.2. PRINCIPAL PLACE OF BUSINESS.........................16
        SECTION 2.3. ASSUMED NAME CERTIFICATE............................16
        SECTION 2.4. REGISTERED OFFICE AND REGISTERED AGENT..............16
        SECTION 2.5. TERM................................................17
        SECTION 2.6. REGISTRATION........................................17
        SECTION 2.7. PURPOSE, POWERS AND CHARACTER OF THE BUSINESS OF THE
             COMPANY.....................................................17
        SECTION 2.8. ADMISSION OF MEMBERS................................18

ARTICLE III..............................................................18

        SECTION 3.1. CAPITAL OF COMPANY..................................18
        SECTION 3.2. EXPENDITURES ON BEHALF OF THE COMPANY...............18
        SECTION 3.3. CAPITAL CONTRIBUTIONS...............................18
        SECTION 3.4. CAPITAL CONTRIBUTIONS FOR UNANTICIPATED NEEDS.......19
        SECTION 3.5. COMPANY CAPITAL.....................................21
        SECTION 3.6. LIABILITY OF MEMBERS................................22
        SECTION 3.7. LOANS BY MEMBERS OR AFFILIATES......................22
        SECTION 3.8. CAPITAL ACCOUNTS....................................22
        SECTION 3.9. CAPITOL RATIOS......................................23

ARTICLE IV...............................................................23

        SECTION 4.1. MANAGER'S POWERS AND RESPONSIBILITIES...............23
        SECTION 4.2. ACTIONS REQUIRING CONSENT OF ALL MEMBERS............25
        SECTION 4.3. OPERATION IN ACCORDANCE WITH PLANS..................27
        SECTION 4.4. ERISA MATTERS.......................................27
        SECTION 4.5. UBTI MATTERS; REIT REQUIREMENTS.....................27
        SECTION 4.6. CONTRACTS WITH AFFILIATES...........................29
        SECTION 4.7. EMPLOYEES AND CONTRACTORS...........................30
        SECTION 4.8. FINANCING...........................................30
        SECTION 4.9. COMPENSATION AND EXPENSE REIMBURSEMENT..............30
        SECTION 4.10. CONTINUED INVOLVEMENT REQUIREMENTS.................31
        SECTION 4.11. OPERATING BUDGET...................................31
        SECTION 4.12. INSURANCE PROGRAM..................................33
        SECTION 4.13. DELEGATION OF AUTHORITY............................33
        SECTION 4.14. LIABILITY OF THE MANAGER...........................33
        SECTION 4.15. INDEMNIFICATION....................................35
        SECTION 4.16. RIGHTS OF COMPETITION..............................36
        SECTION 4.17. RESIGNATION AND REMOVAL............................37


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ARTICLE V................................................................37

        SECTION 5.1. PLACE OF MEETINGS...................................37
        SECTION 5.2. MEETINGS OF MEMBERS.................................37
        SECTION 5.3. NOTICE OF MEETINGS OF MEMBERS.......................37
        SECTION 5.4. QUORUM..............................................37
        SECTION 5.5. VOTING ON MATTERS...................................38
        SECTION 5.6. LIST OF MEMBERS ENTITLED TO VOTE....................38
        SECTION 5.7. REGISTERED MEMBERS..................................38
        SECTION 5.8. ACTIONS WITH OR WITHOUT A MEETING AND TELEPHONE
             MEETINGS....................................................38
        SECTION 5.9. LIMITATIONS ON POWERS OF MEMBERS....................38

ARTICLE VI...............................................................39

        SECTION 6.1. BOOKS AND RECORDS...................................39
        SECTION 6.2. ACCOUNTING BASIS FOR TAX REPORTING PURPOSES; FISCAL
             YEAR........................................................40
        SECTION 6.3. REPORTS.............................................40
        SECTION 6.4. RETURNS AND OTHER ELECTIONS.........................41
        SECTION 6.5. TAX MATTERS PARTNER.................................41
        SECTION 6.6. ACCOUNTANTS.........................................42
        SECTION 6.7. ANNUAL APPRAISALS...................................42
        SECTION 6.8. ENVIRONMENTAL INVESTIGATIONS........................42

ARTICLE VII..............................................................42

        SECTION 7.1. OPERATING DISTRIBUTIONS.............................42
        SECTION 7.2. ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIVE
             SHARES OF TAX ITEMS.........................................43
        SECTION 7.3. CODE SECTION 704(B) AND 514(C)(9)(E) ALLOCATIONS....46
        SECTION 7.4. RESTRICTED DISTRIBUTIONS............................46
        SECTION 7.5. AMORTIZATION AND ALLOCATION OF ORGANIZATION AND
             START-UP EXPENSES...........................................46

ARTICLE VIII.............................................................47

ARTICLE IX...............................................................47

        SECTION 9.1. RESTRICTIONS ON TRANSFER OF INTEREST OF AND
             IN A MEMBER.................................................47
        SECTION 9.2. [RESERVED]..........................................48
        SECTION 9.3. CONVERSION OPTION...................................48
        SECTION 9.4. MARKETING RIGHT.....................................52
        SECTION 9.5. INSOLVENCY OF A MEMBER..............................57
        SECTION 9.6. ASSIGNEES...........................................60
        SECTION 9.7. SUBSTITUTED MEMBERS.................................60
        SECTION 9.8. MANAGEMENT PENDING SALE CLOSING.....................61


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ARTICLE X................................................................61

        SECTION 10.1. ACQUISITION OF INTEREST FOR INVESTMENT.............61
        SECTION 10.2. ACCESS TO INFORMATION..............................61
        SECTION 10.3. NO REGISTRATION....................................61
        SECTION 10.4. NO OBLIGATION TO REGISTER..........................62
        SECTION 10.5. SUITABILITY OF INVESTMENT..........................62
        SECTION 10.6. ACCREDITATION......................................62
        SECTION 10.7. REPRESENTATIONS AND WARRANTIES REGARDING
             MEMBERS.....................................................62
        SECTION 10.8. FINANCIAL STATEMENTS AND OTHER DOCUMENTS...........63
        SECTION 10.9. UBTI...............................................63
        SECTION 10.10. ERISA.............................................64
        SECTION 10.11. NO BROKERS........................................64
        SECTION 10.12. YEAR 2000 COMPLIANCE..............................64
        SECTION 10.13. QUALIFIED ORGANIZATION STATUS.....................64
        SECTION 10.14. PARTNERSHIP ALLOCATIONS...........................65
ARTICLE XI...............................................................65

        SECTION 11.1. EVENTS OF DEFAULT..................................65
        SECTION 11.2. REMEDIES...........................................66
        SECTION 11.3. EVENTS OF DISSOLUTION..............................68
        SECTION 11.4. LIQUIDATION; SALE OF SUBSTANTIALLY ALL OF THE
             ASSETS......................................................69
        SECTION 11.5. DISTRIBUTIONS IN KIND..............................70
        SECTION 11.6. DATE OF TERMINATION................................70
        SECTION 11.7. WAIVER OF PARTITION................................71
        SECTION 11.8. ARTICLES OF TERMINATION............................71

ARTICLE XII..............................................................71

        SECTION 12.1. NOTICE.............................................71
        SECTION 12.2. APPLICATION OF DELAWARE LAW........................71
        SECTION 12.3. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.......72
        SECTION 12.4. NO PARTNERSHIP.....................................72
        SECTION 12.5. EFFECT OF AGREEMENT................................72
        SECTION 12.6. ENTIRE AGREEMENT...................................72
        SECTION 12.7. AMENDMENT..........................................72
        SECTION 12.8. COUNTERPARTS.......................................73
        SECTION 12.9. SEVERABILITY.......................................73
        SECTION 12.10. CAPTIONS..........................................73
        SECTION 12.11. INTERPRETATION....................................73
        SECTION 12.12. ADDITIONAL DOCUMENTS AND ACTS.....................73
        SECTION 12.13. CONFIDENTIALITY...................................74
        SECTION 12.14. CREDITORS NOT BENEFITED...........................75
        SECTION 12.15. INVOLVEMENT OF THE COMPANY IN CERTAIN
             PROCEEDINGS.................................................75

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        SECTION 12.16. DISPUTE RESOLUTION AND ARBITRATION................75
        SECTION 12.17. SECTIONS..........................................77
        SECTION 12.18  NO WAIVER.........................................77
        SECTION 12.19. ADDITIONAL REMEDIES...............................77
        SECTION 12.20. U.S. DOLLARS......................................78
        SECTION 12.21. APPROVALS.........................................78
        SECTION 12.22. LIMITATION ON LIABILITY OF MEMBERS................78

EXHIBITS AND SCHEDULES...................................................80


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EXHIBITS


Exhibit A          Form of Contribution Agreement
Exhibit B          Form of Property Management Agreement
Exhibit C          Form of Purchase Agreement (Net No Gain)
Exhibit D          Form of Purchase Agreement (Gain)
Exhibit E          Investor Pension Trusts
Exhibit F          REIT Shares Amount Conditions



SCHEDULES


Schedule 1         Members' Names, Addresses, Primary Contact Person,
                       Capital Ratios
Schedule 3.2       Expenditures on Behalf of the Company
Schedule 4.5       Income From Other Than Rental of Storage Units
Schedule 4.9(a)    Manager Expenses
Schedule 4.9(b)    Member Expenses
Schedule 4.11      Initial Operating Budget
Schedule 4.12      Insurance Program
Schedule 4.16(a)   Excluded Original Properties
Schedule 4.16(b)   Development Properties
Schedule 6.3       Monthly Reports




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                               LIMITED LIABILITY
                               COMPANY AGREEMENT
                                       OF
                            STORAGE PORTFOLIO I LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of STORAGE PORTFOLIO I LLC, a Delaware limited liability company (the "Company"), dated as of May 13, 1999, by and between SUSA PARTNERSHIP, L.P., a Tennessee limited partnership ("Storage"), as a Member and the Manager and FREAM No. 18 LLC, a Delaware limited liability company ("Investor"), as a Member of the Company.

     WHEREAS, the Members enter into this Agreement for the purpose of acquiring, owning and managing certain self-storage facilities (the "Properties") and engaging in such other business activity or activities as the Members may determine are necessary or appropriate to accomplish the foregoing; and

     WHEREAS, for such purpose, the Members desire to operate a limited liability company subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto, intending to be legally bound, hereby agree as follows:



                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, each term set out below shall, unless the context otherwise requires, have the meaning specified in the Article.

     "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

     "ADDITIONAL CAPITAL CONTRIBUTION" means, with respect to any Member, any amount contributed, required to be contributed or deemed to have been contributed to the capital of the Company by any Member pursuant to Section 3.4.

     "ADJUSTED CAPITAL ACCOUNT" means a Member's Capital Account balance increased by such Member's obligation to restore a deficit balance in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6).

     "AFFILIATE" means, with respect to any Member, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with

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the Person to whom reference is made. The term "control" as used herein
(including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the ability (a) to vote ten percent (10%) or more of the outstanding voting securities of or voting interest in a Person, or (b) otherwise to direct the management policies of such Person, by contract or otherwise.

     "AGREEMENT" means this Limited Liability Company Agreement, as amended, restated or supplemented from time to time.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or a holiday on which national banking associations in New York, New York are closed.

     "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for such Member in accordance with Section 3.8.

     "CAPITAL CALL NOTICE" has the meaning assigned to it in Section 3.4(a).

     "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the total of all capital contributions made by that Member and, with respect to all of the Members collectively, it means the total of all capital contributions made by all of the Members, in all cases pursuant to Sections 3.3 and 3.4.

     "CAPITAL EXPENDITURES AGREEMENT" means that Capital Expenditures Reimbursement Agreement of even date herewith between Storage and the Company.

     "CAPITAL PROCEEDS" means, with respect to any capital transaction (as defined under generally accepted accounting principles), the following: (a) in the case of a sale or disposition of all or any portion of the Properties of the Company, an amount equal to the excess of the gross cash proceeds payable to or received by the Company in exchange for such Properties less the Disposition Cost of such Properties relating to such sale or disposition, (b) in the event of casualty or condemnation involving all or any portion of the Properties, an amount equal to the excess of the gross cash proceeds payable to or received by the Company as a result of such casualty or condemnation less the Disposition Cost of such Properties relating to such casualty or condemnation, and (c) in the case of the re-financing of any mortgage loan encumbering the Properties, an amount equal to the excess of the net proceeds of the new mortgage loan (net of any costs of the refinancing) over the then unpaid principal amount of the mortgage loan or loans then being refinanced thereby.

     "CAPITAL RATIO" means, with respect to any Member at any time, the Capital Ratio assigned to such Member as set forth under the column of the same name on
Schedule 1.

     "CASH AMOUNT" with respect to any Membership Interest to be purchased, means an amount, in cash, equal to the amount of cash that would be available for distribution to the applicable Member of the Company if the Company sold all of its assets for cash at a purchase price equal to the Fair Market Value of the Properties, and all of such cash was paid or distributed in the following order:

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          (a)  first, to creditors other than Members and their Affiliates, in the order of priority provided by law;

          (b) then, to the Members and their respective Affiliates for any fees or other compensation or unreimbursed costs or expenses owing to the Members or their respective Affiliates in accordance with the terms of this Agreement, and then to repayment of any loans (with interest) made by any Member to the Company in accordance with the terms of this Agreement;

          (c) then, to reserves that the Members deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

          (d)  then, to the Members in accordance with Section 7.6.

     If the purchasing Member and the selling Member are unable to agree on the Cash Amount within thirty (30) days after Manager's actual receipt of the Conversion Notice or Marketing Notice, or within thirty (30) days after an Insolvent Member's receipt of the Purchase Notice, the Cash Amount shall be determined by a nationally recognized "Big Five" accounting firm selected by the purchasing Member and selling Member, or if they cannot agree to such appointment within fifteen (15) days after receipt of such notice, then by a Big Five accounting firm selected at random after eliminating any such accounting firms that have performed any material services for the Company or any Member during the preceding three years. The accounting firm so appointed shall determine the Cash Amount for the Membership Interest to be sold as provided herein. The fees and expenses of such accounting firm shall be borne equally by the purchasing Member and the selling Member.

     "CERTIFICATE OF ORGANIZATION" means the certificate of organization of the Company filed with the Office of the Delaware Secretary of State in accordance with the Act.

     "CHANGE OF CONTROL OF STORAGE OR STORAGE REIT" means any of the following:
(i) the sale of all or substantially all of Storage's or Storage REIT's assets (other than (a) a sale or conveyance in which Storage or Storage REIT continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Storage or Storage REIT, or (b) any transaction undertaken for the purpose of reorganizing Storage or Storage REIT or reincorporating Storage or Storage REIT under the laws of another jurisdiction if such transaction does not materially affect the beneficial ownership of Storage's or Storage REIT's securities, unless, in each of case (a) or (b), immediately following and as a direct result of such transaction, two or more of the Senior Managers (as defined below) no longer serve as executive officers of the surviving entity); (ii) the merger or consolidation of Storage or Storage REIT with any other entity, other than a merger or consolidation which would result in the voting securities of Storage or Storage REIT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of Storage, Storage REIT or such surviving entity outstanding immediately after such merger or consolidation; (iii) the transfer by the shareholders of Storage REIT to any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) of an

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aggregate of 51% or more of the beneficial ownership (within the meaning of Rule
13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding voting securities of Storage REIT; or (iv) the transfer by the general partner of Storage to any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) of an aggregate of 51% or more of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding general partnership interests of Storage. Notwithstanding the foregoing, a Change of Control of Storage or Storage REIT shall not occur if, regardless of the form of the transaction, any two of the following executive officers of Storage REIT remain as executive officers of the surviving entity in substantially similar or more senior positions: (i) Dean Jernigan, (ii) Karl Haas or (iii) Christopher Marr (the "Senior Managers").

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service, or any successor federal statute.

     "COMPANY" means Storage Portfolio I LLC, a Delaware limited liability company.

     "COMPANY MINIMUM GAIN" shall have the meaning for partnership minimum gain set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member's share of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1).

     "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items, (1982-84=100), or any successor or replacement index thereto. If the Consumer Price Index shall, after the date hereof, be converted to a different standard reference base or shall otherwise be revised, any determination hereunder which uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information. If the Consumer Price Index shall cease to be published, then for the purpose of this Agreement there shall be substituted for the Consumer Price Index such other similar index as the Manager shall reasonably determine which measures changes in the relative purchasing power of United States currency over the term of this Agreement.

     "CONTRIBUTION AGREEMENT" means that Contribution Agreement between the Company and Storage, in substantially the form attached hereto as Exhibit A.

     "CONVERSION NOTICE" has the meaning assigned to it in Section 9.3(a).

     "DISPOSE," "DISPOSING" OR "DISPOSITION" (whether the first letter of such word is capitalized or is in lower case type) means, with respect to any asset (including, without limitation, a Membership Interest or any portion thereof), a sale, assignment, transfer,

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conveyance, gift, pledge, encumbrance, exchange or other disposition of such asset; provided, however, such term does not refer to the lease of self-storage units within the Properties in the ordinary course of the self-storage facility business of the Company.

     "DISPOSITION COST" refers to items paid or payable in cash and, in the case of a sale, disposition or condemnation of or casualty involving all or any portion of the Properties, means the sum of (a) all costs and expenses paid or payable in cash by the Company in connection with such sale, disposition, condemnation or casualty (including, without limitation, costs incurred by the Manager and its Affiliates and properly allocated to the Company in accordance with the terms of this Agreement), (b) all amounts required to be paid to any lender in connection with such sale, disposition, condemnation, or casualty, (c) any other amounts which the Members, collectively, reasonably determine are required or advisable to pay to any person not a Member as a result of or in connection with such sale, disposition, condemnation or casualty, and (d) in the case of a condemnation or casualty involving all or any portion of the Properties, all costs and expenses of restoration actually paid by the Company.

     "DISTRIBUTABLE CASH FLOW" means, for any period, the amount by which the Net Cash Flow for such period exceeds the Reserve Deduction for that period.

     "ENTITY" (whether the first letter of the word is capitalized or in lower case type) means any Person other than a natural person.

     "FAIR MARKET VALUE" means with respect to the value of the Properties for purposes of Sections 9.3, 9.4 or 9.5, the gross fair market value of the Properties as determined by the unanimous agreement of the Members, or, if the Members fail to agree on such a value, the fair market value of the Properties as determined by the following appraisal method:

          (e) Within five (5) days of the event triggering the valuation process, each Member shall choose an independent appraiser with at least ten years experience in the appraisal and valuation of commercial real estate (the "Members' Appraisers") to value the Properties;

          (f) within thirty (30) days following its appointments, each Members' Appraiser shall determine the gross fair market value of the Properties, without taking into account any liabilities associated with such Properties, and shall deliver to the Members and the Manager its written report as to such fair market value;

          (g) if the highest valuation in such reports differs from the lowest valuation in such reports by 5% or less, then the value of the Properties shall be equal to the average of such highest and lowest valuations;

          (h) if the highest valuation differs from the lowest valuation by more than 5%, then the Members' Appraisers shall jointly select another independent appraiser with at least ten years experience in the appraisal and valuation

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               of commercial real estate (the "Independent Appraiser") to value the Properties;

          (i) within twenty-five (25) days following its appointment, the Independent Appraiser shall determine the fair market value of the Properties, without taking into account any liabilities associated with such Properties, and shall deliver to the Members and Manager its written report as to such fair market value;

          (j) if the fair market value of the Properties as determined by the Independent Appraiser is within 5% of the average of the valuations determined by the other two appraisers, the value of the Properties shall be determined by averaging all three values. Otherwise, the value of the Properties shall be determined by calculating the average of the two numerically closest values determined by the three appraisers.

     "FINANCING DOCUMENTS" means documents executed by the Company in connection with any financing or loan transaction, including the assumption by the Company of any existing financing or loan, with respect to any Property or group of Properties.

     "FISCAL YEAR" means each fiscal year of the Company as provided in Section 6.2.

     "FRANCHISE LEASES" has the meaning assigned to it in Section 4.6.

     "INSOLVENT MEMBER" means any Member (A) who has voluntarily initiated proceedings of any nature under the federal Bankruptcy Code, or any similar state or federal law for the relief of debtors; (B) who has made a general assignment for the benefit of creditors, (C) against whom a proceeding under the federal Bankruptcy Code, or any similar federal or state law for the relief of debtors, has been initiated, which proceeding is not dismissed or discharged within sixty (60) days after the filing thereof; (D) who has admitted in writing its inability to pay its debts as they mature; or (E) all or any substantial part of whose assets, or whose interest in the Company or any part thereof, have been the subject of attachment or other judicial seizure, which remains undismissed or undischarged for a period of sixty (60) days after the levy thereof.

     "INSOLVENCY OPTION" has the meaning assigned to it in Section 9.5(b).

     "INSURANCE PROGRAM" has the meaning assigned to it in Section 4.12.

     "INVESTOR" means FREAM No. 18 LLC, a Delaware limited liability company.

     "LETTER AGREEMENT" means the Letter Agreement between Investor and Storage, dated April 1, 1999.

     "MANAGER" means Storage or any person that is elected to act as Manager of the Company as provided herein.

     "MANAGER EXPENSES" has the meaning assigned to it in Section 4.9.

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     "MARKET PRICE" means the mean average closing price per share of the REIT
Shares, as reported by the Wall Street Journal, Final Edition, for the thirty
(30) consecutive trading days immediately preceding the relevant valuation date, or, if the REIT Shares have not traded for at least thirty (30) consecutive trading days, then the average as aforesaid of the days on which the REIT Shares have traded over the thirty (30) consecutive trading days preceding the relevant valuation date; provided, however, that such average closing price shall be appropriately adjusted to take into account any splits, combinations, reclassifications or other similar changes in Storage REIT's capitalization that occurred during such period.

     "MARKETING NOTICE" has the meaning assigned to it in Section 9.4(a).

     "MARKETING RIGHT" has the meaning assigned to it in Section 9.4(a).

     "MEMBERS" means, collectively, at any time, the persons who are members of the Company as provided in this Agreement and under the Act, such persons being, on the date of this Agreement, the persons listed as Members on Schedule 1 of this Agreement (or such persons' respective successors), and at any time thereafter those persons (except for any thereof who cease to be members of the Company) and any other person admitted as an additional member to the Company in accordance with this Agreement and the Act, each in its capacity as a member of the Company.

     "MEMBER" means any one of such Members.

     "MEMBER DEFAULT DAMAGES" shall mean any liquidated damages owed by Storage to the Company pursuant to the Contribution Agreement or Purchase Agreements.

     "MEMBER EXPENSES" has the meaning assigned to it in Section 4.9.

     "MEMBER NONRECOURSE DEBT" shall have the meaning for partner nonrecourse debt set forth in Treasury Regulations Section 1.704-2(b)(4).

     "MEMBER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning for partner nonrecourse debt minimum gain set forth in Treasury Regulations Section 1.704-2(i)(2).

     "MEMBERSHIP INTEREST" means, at any particular time, the entire limited liability company interest of a Member in the Company at that time, including the rights and obligations of such Member under this Agreement and the Act.

     "NET CASH FLOW" means for any period the amount equal to:

          (a) all cash receipts of the Company other than Capital Proceeds, including, without limitation, amounts withdrawn from Reserves, decreased by

          (b) disbursements of the Company for operating expenses (including, without limitation, amounts paid or payable under the Property Management Agreement), expenditures for capital investments and reinvestments, and principal payments on indebtedness, interest and other expenses, required

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               or elected to be made in connection with any financing,
               refinancing, sale or other event to the extent such principal, interest and other expenses are not properly included in the determination of Capital Proceeds.

     "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

     "NON-TRIGGERING MEMBER" has the meaning assigned to it in Section 9.4(b).

     "OPERATING BUDGET" has the meaning assigned to it in Section 4.11.

     "OPTIONAL FUNDING NOTICE" has the meaning assigned to it in Section 3.4(b).

     "ORIGINAL PROPERTIES" means those self-storage facilities (including, without limitation, all land, improvements and other property, and all fixtures and personal property, comprising each such property, respectively) to be transferred to the Company pursuant to the Contribution Agreement and the Purchase Agreements.

     "PERSON" (whether the initial letter of the word is capitalized or in lower case type) means any individual, corporation, sole proprietorship, partnership, limited liability company, association, trust, joint venture, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PERSONAL REPRESENTATIVE" has the meaning assigned to it in Section 9.5(a).

     "PROPERTIES" means, collectively, the following: the Original Properties; any future self-storage facilities which may be owned from time to time by the Company; and any other real and personal property which is owned by the Company at any time. The term "Property" shall refer to any of the Properties in the singular.

     "PROPERTY ACQUISITION EXPENSES" has the meaning assigned to it in Section 3.3.

     "PROPERTY MANAGEMENT AGREEMENT" means that certain Property Management Agreement to be entered into by and between the Company and Storage or its Affiliate, in substantially the form attached as Exhibit B.

     "PROPERTY MANAGER" means Storage or its Affiliate designated to manage the Properties pursuant to the Property Management Agreement.

     "PURCHASE AGREEMENTS" means, collectively, that Purchase and Sale Agreement dated May 13, 1999 by and between the Company and Storage, in the form attached as Exhibit C, and that Purchase and Sale Agreement dated May 13, 1999 by and between the Company and Storage, in the form attached as Exhibit D.

     "PURCHASE NOTICE" has the meaning assigned to it in Section 9.5(b).

     "REGULATORY ALLOCATIONS" has the meaning assigned to it in Section 7.2(f).

     "REIT REQUIREMENTS" has the meaning assigned to it in Section 4.5(b).

     "REIT SHARE" means a common share of beneficial interest in Storage REIT.

     "REIT SHARES AMOUNT" means for purposes of determining the number of REIT Shares payable in lieu of any Cash Amount, the number of REIT Shares determined by dividing the Cash Amount being utilized in such calculation by an amount equal to 97% of the Market Price. Any fractional number of REIT Shares shall be rounded down to the nearest full share, and cash will be issued in lieu of any fractional REIT Shares based upon the Market Price.

     "RESERVES" means, at any time, the total amount of the reasonable reserves established and maintained by the Company at that time, in amounts reasonably determined in the annual Operating Budget or otherwise approved by all of the Members to be adequate and appropriate for current and future operating and working capital and for capital expenditures and other costs and expenses incident to the Company's business.

     "RESERVE DEDUCTION" means, with respect to any period, the amount set aside in that period to be added to Reserves, as determined in the annual Operating Budget for that period or as otherwise approved by all the Members.

     "SECURED INDEBTEDNESS" means the approximately $93,600,000 of non-recourse, secured cross-collateralized indebtedness incurred in connection with the purchase of the Original Properties.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SPECIFIED CAPITAL EXPENDITURES" means those potential capital expenditures set forth on Exhibit A to the Capital Expenditures Agreement.

     "STORAGE" means SUSA Partnership, L.P., a Tennessee limited partnership.

     "STORAGE REIT" means Storage USA, Inc., a Tennessee corporation.

     "TREASURY REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "TRIGGERING MEMBER" has the meaning assigned to it in Section 9.4(a).

     "VALUATION DATE" means the date on which the Company finally determines the Fair Market Value of the Properties pursuant to Sections 9.3 or 9.4.

                                ARTICLE II

                          FORMATION OF THE COMPANY
                          ------------------------

     SECTION 2.1. NAME AND FORMATION.

     The name of the Company is Storage Portfolio I LLC. The Certificate of Organization of the Company was filed on behalf of the Company with the Delaware Secretary of State pursuant to the Act by an authorized person on March 30, 1999, and the Company was formed as a Delaware limited liability company pursuant to the Act. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise set forth herein. In the event that any provision in this Agreement conflicts with the Act, such provision in this Agreement shall control and govern to the extent permitted by applicable law.

     SECTION 2.2. PRINCIPAL PLACE OF BUSINESS.

     The principal place of business of the Company shall be c/o SUSA Partnership, L.P., 165 Madison Avenue, Suite 1300, Memphis, Tennessee, 38103, or such other address as may be designated from time to time by all the Members, or by the Investor if the Investor has assumed the duties of the Manager pursuant to Section 11.2.

     SECTION 2.3. ASSUMED NAME CERTIFICATE.

     The Company shall do business under the name set forth in Section 2.1 above or under any name determined under the Property Management Agreement, or under any other name or names which the Members shall agree upon from time to time. If the Company does business under a name other than that set forth under Section
2.1 or under the Property Management Agreement, the Manager shall file or cause to be filed an assumed name or fictitious name certificate or any other document as required by applicable law in appropriate jurisdictions and the Members shall execute such certificates, documents or other writings as may be reasonably requested by the Manager in connection therewith.

     SECTION 2.4. REGISTERED OFFICE AND REGISTERED AGENT.

     The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Manager may, from time to time upon notice to each Member and without amending this Agreement, change the Company's registered agent and the address of its registered office.

     SECTION 2.5. TERM.

     The Company shall commence to exist on the date of the filing of the Certificate of Organization with the Secretary of State of Delaware and shall have perpetual existence, unless terminated in accordance with the provisions of this Agreement or the Act.

     SECTION 2.6. REGISTRATION.

     The Manager shall cause the Company to register to do business as a foreign limited liability company in any jurisdiction where the Company will conduct its business and where such registration is required.

     SECTION 2.7 PURPOSE, POWERS AND CHARACTER OF THE BUSINESS OF THE COMPANY.

     The purposes, powers and character of the business of the Company shall be as follows:

          (a) to acquire, hold and manage the Properties and any other real or personal property and make any improvements thereon;

          (b)  to enter into the Property Management Agreement;

          (c) to own, operate, manage, maintain, repair and otherwise deal with the Properties and any other property owned by the Company and to carry on any other business which may be favorable to an owner of self-storage facilities;

          (d) to acquire, hold, use, lease, own, develop, improve and otherwise deal with all or any portion of the Properties;

          (e) to mortgage, sell, lease, assign, transfer, exchange or otherwise encumber or dispose of all of the Properties of the Company, or any portion thereof or interest therein, including in connection with the Secured Indebtedness;

          (f) to obtain temporary or permanent financing in the form of acquisition loans, construction loans, participating loans, working capital loans, and intermediate and long-term debt for the purposes recited in this Section 2.7;

          (g) to make any investment and expenditure, to borrow money and to take any and all other actions which are incidental or reasonably related to any of the purposes recited in this Section 2.7;

          (h) to do any other act or activity, and carry on any business, related directly or indirectly to ownership in real property or interests therein; and

           (i) to do any and all things necessary or desirable to carry out the foregoing activities and any other activity contemplated by this Agreement or the Act.

     SECTION 2.8. ADMISSION OF MEMBERS.

     Upon the execution of this Agreement, Storage and the Investor shall be admitted to the Company as Members. The Members shall constitute a single class or group of Members of the Company for all purposes of the Act, unless otherwise explicitly provided herein. The Manager shall notify the Members of changes in
Schedule 1, which shall constitute the record list of the Members for all purposes of this Agreement. Additional Members may be admitted at such time and upon such terms and conditions as may be determined by the written act or consent of all of the Members pursuant to Article 9.

                                   ARTICLE III

                                    CAPITAL
                                    -------

     SECTION 3.1. CAPITAL OF COMPANY.

     The capital of the Company shall be the aggregate amount of cash and the fair market value of property contributed to the Company in the manner hereinafter set forth in this Article 3.

     SECTION 3.2. EXPENDITURES ON BEHALF OF THE COMPANY.

     Investor and Storage acknowledge that prior to the date of this Agreement and thereafter, each has made and may make the expenditures set forth on
Schedule 3.2 on behalf of the Company. If the transactions contemplated by the Contribution Agreement and the Purchase Agreements do not close on or before the Closing Dates specified therein, then liability for the expenditures set forth on Schedule 3.2 shall be governed by the terms of the Letter Agreement. If such closings occur, the Members shall be reimbursed for such expenditures as provided in Section 4.9.

     SECTION 3.3. CAPITAL CONTRIBUTIONS.

           (a) From time to time, upon five (5) Business Days advance written notice by the Manager, Investor and Storage shall contribute, but not before the closing of the Contribution Agreement and the Purchase Agreements, to the capital of the Company, in proportion to their Capital Ratios, an aggregate cash amount equal to, without duplication, the expenses of the Company necessary to borrow the Secured Indebtedness (including any commitment fees associated with the Secured Indebtedness and any amounts to be paid to third parties in connection with any "rate lock" or other interest rate risk management instrument entered into in connection with the Secured Indebtedness), to consummate the acquisition of the Properties pursuant to the Contribution Agreement and the Purchase Agreements, and to reimburse the Members as contemplated by Section 4.9 (collectively, the "PROPERTY ACQUISITION EXPENSES"). An estimate of the Property Acquisition Expenses is set forth on Schedule 3.2, which shall be updated and replaced from time to time with the unanimous consent of the Members.

           (b) In the event that the Company is required to close under the Contribution Agreement, Storage shall contribute certain properties, pursuant to the terms and conditions of the Contribution Agreement. The Members agree that the properties contributed by Storage pursuant to the Contribution Agreement have an aggregate fair market value of $12,600,000 at the time of the contribution.

           (c) In the event that the Company is required to close under the Purchase Agreements, at the time of such closings, Investor shall contribute to the capital of the Company a cash amount equal to the amount required to fund such closings under the Purchase Agreements, but not exceeding $37,800,000.

           (d) In the event that the Company is required to pay damages, costs or expenses as a result of the Company's default under the Contribution Agreement or the Purchase Agreements, upon five (5) days' written notice from the Manager, Storage and Investor shall contribute to the capital of the Company, in proportion to their Capital Ratios, an aggregate cash amount equal to the total of all such damages, costs and expenses owed by the Company.

     SECTION 3.4. CAPITAL CONTRIBUTIONS FOR UNANTICIPATED NEEDS.

           (a) If the Company requires additional funds beyond funds made available pursuant to Section 3.2 and 3.3 to meet its existing obligations or to conduct its business in accordance with the approved Operating Budget, and such funds are not available from third party sources to which the Members agree, the Manager promptly shall give written notice (a "CAPITAL CALL NOTICE") to the Members indicating the amount required by the Company and the purpose for which such funds are required. Within ten (10) business days of receipt of such Capital Call Notice, each Member shall give notice to the Manager indicating whether or not it agrees to make an Additional Capital Contribution to the Company in an amount equal to its pro rata share, based upon Capital Ratios, of the required funds. If both parties elect to make such Additional Capital Contributions in the amount of their pro rata share of the required funds, then each Member shall make such capital contributions within five (5) business days of the last such election.

           (b) If either Member does not so elect to make such Additional Capital Contributions, then neither Member shall make such capital contributions, and either Member may at any time thereafter as long as the Company continues to require such additional funds indicated in the Capital Call Notice and without the requirement that the Manager deliver another Capital Call Notice with respect to such required funds, give written notice (an "OPTIONAL FUNDING NOTICE") to the other that it is prepared to make all or a portion of the required funds available to the Company and stating the terms on which the Member is prepared to provide funds, including the rate, priority of return, any disproportionate dilution of the non-contributing Member and whether the Member requires that the other Member provide a portion of the funds. Any Member receiving an Optional Funding Notice shall elect either (i) to permit the Company to accept funds on the terms proposed in such Optional Funding Notice, in which event such Member shall also have the right to provide up to its pro rata share, based on Capital Ratios, of such funds on such terms as set forth below, or (ii) to offer to provide the required funds on terms more favorable to the Company (e.g., at a lower rate of interest or return). Any such response shall be delivered to the Member which delivered the Optional Funding Notice within fifteen (15) days after receipt thereof and shall state (i) if the Member delivering such notice offers to provide the funds on terms more favorable to the Company, the terms on which the Member delivering such notice is prepared to make the required funds available to the Company or (ii) if such Member is permitting the Company to accept funds on the terms proposed in the Optional Funding Notice, the extent to which such Member will provide any portion of such funds on such terms. If a Member fails to respond to an Optional Funding Notice within fifteen
               (15) days after receipt thereof, it shall be deemed to have agreed to permit the Company to accept funds on the terms proposed in the Optional Funding Notice. If the Member receiving an Optional Funding Notice offers to provide the required funds on terms more favorable to the Company, the Company shall accept funds on such terms. In either event, each Member shall be entitled to provide up to its pro rata share, based on Capital Ratios, of the required funds by contributing such funds to the Company not later than thirty (30) days after the later of the Optional Funding Notice or the election by the Member who received it to provide funds on terms more favorable to the Company. If the Members provide the required funds on a pro rata basis, then no Member's Membership Interest shall be diluted. Each Member acknowledges that the failure to participate in any funding pursuant to this Section 3.4 may result in a dilution of its interest and rights in the Company. If funds are provided pursuant to this Section 3.4, this Agreement shall be amended as required to implement the terms and conditions on which the Members have agreed to provide new funds to the Company. No Member shall be obligated to provide funds pursuant to this
               Section 3.4. Notwithstanding anything to the contrary in this
               Section 3.4, without the prior written consent of all of the Members, no Member shall be entitled to require the Company to accept funds, and the Company shall not accept funds, until the Investor shall have determined to its reasonable satisfaction that the terms on which such funds are provided do not cause the Company's allocations to fail to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder.

           (c) If a Member makes a payment directly to a creditor or another Member in satisfaction of any indebtedness of the Company pursuant to any indemnity, guaranty or contribution obligation of such Member in respect of Company indebtedness, or if any collateral interest granted by such Member to such creditor or other Member to secure any such indebtedness shall be foreclosed and the proceeds of such foreclosure shall be applied to reduce or satisfy such indebtedness and any foreclosure-related expenses, such Member shall be deemed to have made an Additional Capital Contribution equal to such amount, and shall receive a credit to its Capital Account in the amount thereof.

           (d) Notwithstanding any actual or implied provision to the contrary in this Section 3.4, no Member shall be liable to make any Additional Capital Contribution to the Company and no Member shall have any obligation to make a payment of an amount due the Company by another Member.

     SECTION 3.5. COMPANY CAPITAL.

           (a) Expect as may be otherwise specifically provided in this Agreement, no Member shall be paid interest on any Capital Contribution to the Company.

           (b) No Member shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution except as may be otherwise specifically provided in this Agreement.

           (c) When the Company is to return to any Member all or part of its Capital Contribution or make any other distribution (whether in liquidation or otherwise) to any Member, no Member shall have the right to receive property other than cash. No distribution in kind shall be made to any Member without the prior written approval of all the Members.

           (d) All Capital Contributions must be made in cash unless, and only to the extent, expressly provided otherwise herein, in any Contribution Agreement or Purchase Agreement or in a written instrument of approval or consent signed by all of the Members.


     SECTION 3.6. LIABILITY OF MEMBERS.

     No Member, in such capacity or as a Manager, shall (i) be liable for the debts, liabilities, contracts or any other obligation of the Company, except to the extent expressly provided herein or in the Act, (ii) be liable for the debts or liabilities of any other Member, (iii) be required to contribute to the capital of, or loan, the Company any funds other than as expressly required in this Agreement, (iv) be liable for the return of all or any portion of the Capital Contributions of any Member, or (v) except as otherwise expressly provided herein, have any priority over any other Member as to the return of its contributions to capital or as to compensation by way of income.

     SECTION 3.7. LOANS BY MEMBERS OR AFFILIATES.

     Any Member or Affiliate may (but shall not be obligated to) at any time loan money or guarantee a loan to the Company to finance Company operations, to finance or refinance any assets of the Company, to pay the debts and obligations of the Company, or for any other Company purpose; provided, however, that unless a loan or guarantee is specifically permitted pursuant to this Agreement, such Member or Affiliate must first obtain the prior written approval of all of the Members for such loan or guarantee. Except as otherwise provided herein or in any other agreement between the Company and some or all of the Members which has been approved by all of the Members, if any Member or its Affiliate lends funds or guarantees a loan of funds to the Company, such Member or Affiliate shall be entitled to receive interest on such loan, or a fee for guaranteeing any such loan, at an interest rate or fee to be agreed upon by such Member or Affiliate and all of the Members.

     SECTION 3.8. CAPITAL ACCOUNTS.

     A separate capital account (each, a "CAPITAL ACCOUNT") shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 3.8 shall be interpreted and applied in a manner consistent therewith. Whenever the Company would be permitted to adjust the Capital Accounts of the Members pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Company property, the Company shall so adjust the Capital Accounts of the Members. In the event that the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Company property, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Members' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c) and (iii) the amount of upward and/or downward adjustments the book value of the Company property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of
Section 7.2. In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property. If, pursuant to the Capital Expenditures Agreement or the Contribution Agreement, Storage is required to pay to the Company cash for capital expenditures or remedial work relating to the properties contributed to the Company pursuant to the Contribution Agreement, Storage's Capital Account shall be decreased to reflect a negative adjustment (in the amount of such payment) to the value of such properties as of the contribution date and increased by an amount equal to such payment. If, pursuant to the Capital Expenditures Agreement, the Company is required to repay to Storage cash that Storage had previously paid to the Company for capital expenditures relating to the properties contributed to the Company pursuant to the Contribution Agreement, Storage's Capital Account shall be increased to reflect a positive adjustment (in the amount of such repayment) to the value of such properties as of the contribution date and decreased by an amount equal to such repayment.

SECTION 3.9. CAPITAL RATIOS.

     The Capital Ratio of each Member is set forth opposite its respective name on Schedule 1, attached hereto and hereby made a part of this Agreement. The Capital Ratios set forth on Schedule 1 may be amended from time to time by the unanimous written consent of the Members.


                                   ARTICLE IV

                        RIGHTS AND POWERS OF THE MANAGER
                        --------------------------------

     SECTION 4.1. MANAGER'S POWERS AND RESPONSIBILITIES.

     The Manager of the Company shall be Storage or such other person as may be appointed to serve as Manager from time to time by agreement of all of the Members or pursuant to the Investor's rights under Article XI. The Manager shall manage the affairs of the Company as provided herein and shall carry out the duties of the Manager, as such duties are described in the Act. Without limiting the foregoing (but subject to and limited by the provisions of this Agreement, including Section 4.2), the Manager shall have full power and authority to do the following to the extent necessary for the conduct of the Company's business:

              (a) to supervise or arrange for the supervision of day-to-day operations of the Company;

              (b) to institute, prosecute, defend or settle any legal,
                  arbitration or administrative actions or proceedings on behalf of or against the Company, subject to the provisions of
                  Section 4.2(r);

              (c) retain attorneys, consultants and other independent
                  contractors to the extent such professional services are required to carry on the business of the Company;

              (d) to collect all rents and other repayments due and owing to the
                  Company;

              (e) to incur normal operating expenses of, and to pay the
                  obligations of, the Company, and to enter into, perform and carry out contracts and agreements on behalf of the Company for the conduct of the Company's business;

              (f) subject to Investor's rights under Section 4.6, to perform, or cause to be performed, all of the Company's obligations, and to exercise or cause to be exercised all of Company's rights under any agreement (including, without limitation, the Financing Documents and any limited liability company agreement, partnership agreement, joint venture agreement, shareholder's agreement or other similar agreement) to which the Company or any nominee of the Company is a party;

              (g) to pay all taxes, assessments, rents and other impositions applicable to Company assets and undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other imposition;

              (h) to obtain, maintain or cancel any type of insurance coverage on the Properties or other assets of the Company, including any commercially reasonable and customary insurance to protect the Manager against liability from third parties in such amounts as are reasonably necessary and appropriate;

              (i) to open or maintain bank accounts for the deposit of Company funds, provided that withdrawals may be made only upon the Manager's signature or any other signature that all of the Members designate;

              (j) to prepare and file tax returns on behalf of the Company in any federal, state, local or foreign tax jurisdiction which may apply;

              (k) to do any and all acts which may be necessary or desirable for the proper management and maintenance of the Properties, including any matters provided for in the Property Management Agreement;

              (l) to execute and deliver such documents on behalf of the Company as it reasonably deems necessary or desirable in connection with the foregoing provisions; and

              (m) to do any act which is necessary or desirable to carry out any of the foregoing.

     SECTION 4.2. ACTIONS REQUIRING CONSENT OF ALL MEMBERS.

     Notwithstanding the foregoing provisions of Section 4.1, unless the action is provided for in the Operating Budget, is otherwise expressly permitted pursuant to the terms of this Agreement (including Section 4.11) or the Manager has obtained the written consent of all of the Members, the Manager shall not cause the Company to do, nor shall the Manager have the power or authority to cause or permit the Company to do, any of the following:

              (a) to purchase or acquire, or contract or commit to purchase or acquire, any property or asset;

              (b) except in accordance with the provisions of Section 9.3, 9.4 or 9.5, to Dispose of all or any portion of, or any estate or interest in, the Properties (other than leasehold interests to third parties granted in the ordinary course of business) or assets of the Company, including its goodwill;

              (c) to enter into any contract; provided, however, that the
                  Manager shall have the authority to enter into the Property Management Agreement without obtaining the written consent of the Members;

              (d) to borrow any money or enter into any financing, refinancing or loan transaction, including the Secured Indebtedness, or grant a security interest in all or any portion of the Properties or amend the terms and conditions of any existing financing or make elections with respect to interest periods, interest rates, prepayment or other material provisions under any financing;

              (e) to lease any Property of the Company, except to third parties in the ordinary course of the Company's business or in accordance with the Property Management Agreement or the Franchise Leases;

              (f) to enter into, or amend, any contract between the Company and a Member or an Affiliate of a Member;

              (g) to hire any employee for the Company;

              (h) to enter into any agreement restricting the Company or any
                  Member or Affiliate from competing with the business of any Person in any manner;

              (i) to enter into any agreement for, or to consummate, any merger, consolidation, recapitalization, reorganization, reconstitution or any similar rearrangement of the Company or any of its equity, assets or liabilities;

              (j) to admit any Person to the Company as an additional or substitute Member;

              (k) to commit the Company to an assignment for the benefit of creditors, commence (as the debtor) a case in bankruptcy, or commence (as the debtor) any proceeding under any other insolvency law, or consent to or acquiesce in the commencement of any such proceeding against the Company, or admit or confess the insolvency or bankruptcy of the Company;

              (l) to settle any uninsured legal, arbitration or administrative claim or proceeding asserted or brought against the Company, or confess a judgment against the Company, at a cost to the Company in excess of the lesser of $100,000 or the amount therefor expressly provided in the Operating Budget as a separate line item specifically identifying the particular claim or proceeding;

              (m) to dissolve or wind up the Company or cause or permit the termination of its existence;

              (n) to change the name of the Company;

              (o) to commit the Company to any capital or operating expenditures in excess of the Operating Budget except as otherwise specified in Section 4.11;

              (p) seek or consent to any material change in the zoning or other land use regulations affecting any Properties or any permits or approvals granted thereunder;

              (q) rebuild or reconstruct the improvements on any Properties if they are substantially damaged by a fire or other casualty;

              (r) file or defend lawsuits or other proceedings, except for (1)
                  actions to recover rents (including the imposition and execution of liens on tenants' property), (2) actions to recover possession of the Properties and claims of tenants in the ordinary course of business, (3) the defense by insurers of insured claims or (4) other actions in the ordinary course of business of operating an individual Property; provided, however, that with respect to any such lawsuit or proceeding involving a claim or series of related claims against the Company totaling more than $250,000, the Manager shall give the Members prompt notice of such lawsuit or proceeding and all Members shall have the opportunity to consult with the Manager regarding the Company's defense of the action;

              (s) change the Company's accounting methods, either for financial or tax reporting purposes; or

              (t) to do any act in contravention of this Agreement.

     SECTION 4.3. OPERATION IN ACCORDANCE WITH PLANS.

     The Manager shall exercise reasonable efforts to cause the Company to be operated in compliance with the Operating Budget and to maintain in effect the insurance required by the Insurance Program.

     SECTION 4.4. ERISA MATTERS.

     The Company shall use its best efforts to conduct its affairs so as to constitute a "real estate operating company" as defined in the regulations promulgated under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time, at 29 C.F.R. 2510.3-101. For purposes of determining that the Company so qualifies, the annual valuation period of the Company for purposes of such regulation shall be the ninety (90)-day period commencing each December 1. As long as Storage (or an Affiliate of Storage) is the Manager, the Manager shall, if requested by the Investor, exercise diligent efforts to obtain from any lender, tenant or other party with which the Company does business such certificate or other evidence as the Investor may request in order to determine that the transaction with such party does not constitute a non-exempt prohibited transaction for purposes of ERISA.

     SECTION 4.5. UBTI MATTERS; REIT REQUIREMENTS.

          (a) UBTI Matters. Storage acknowledges that it has been advised that certain indirect investors in the Investor are qualified organizations within the meaning of Code Section 514(c)(9)(C) which are not generally required to pay federal income tax on interest, certain real property rents and certain other types of income and agrees that the business and affairs of the Company will be managed with a view to minimizing the amount of income of the Company that will constitute unrelated business taxable income ("UBTI") to a qualified organization under Section 511 et seq. of the Code. Storage agrees that, except to the extent that such action would cause Storage REIT to be disqualified as a REIT and would be contrary to Section 4.5(b) below, the Investor shall be entitled to exercise any consent, election or other right under this Agreement with a view to avoiding any UBTI to the Investor or any of its members and without regard to whether conducting the business of the Company in such manner will maximize either pre-tax or after-tax profit of the Company to a Member who is not such a qualified organization. Without the prior written consent of the Investor which specifically refers to the requirement of a consent under this Section 4.5, the Company shall not (i) obtain financing from the seller to the Company of the Properties or any individual or entity who bears a relationship described in Code Sections 267(b) or 707(b) to such seller, excluding financing on commercially reasonable terms, (ii) lease any of the Properties to such seller or to any individual or entity who bears a relationship described in Code Sections 267(b) or 707(b) to such seller, excluding leases to such persons if no more than 25% of the leasable floor space in a building (or complex of buildings) is covered by such leases and if the leases are on commercially reasonable terms, (iii) obtain any financing where the amount of the indebtedness or any other amount payable with respect to the financing, or the time for making any payment, is dependent upon any revenue, income or profits derived from the Properties, (iv) incur any indebtedness which would otherwise be treated as "acquisition indebtedness" under Code Section 514(c),
               (v) incur any indebtedness which would constitute "partner nonrecourse debt" as defined in Treasury Regulations ss.1.704-2(b)(4), (vi) enter into any lease which provides for contingent rental payments unless based upon the tenant's gross receipts, (vii) enter into any lease or other arrangement pursuant to which it receives rents from personal property or payment for the performance of services which would constitute UBTI, except as provided on Schedule 4.5, (viii) invest or hold, directly or through one or more entities, any interest in any partnership if at any time it does not comply with Code Section 514(c)(9)(E) and the Treasury Regulations thereunder, or (ix) otherwise engage in any transactions which would result in UBTI for the Investor or any of the holders of direct or indirect equity interests in the Investor. The provisions of this Section 4.5(a) shall not be interpreted to interfere with the exercise of either party's rights under Sections 9.3, 9.4 or 9.5 of this Agreement.

    (b) REIT Requirements. Each Member understands and acknowledges that Storage REIT is the general partner of Storage and that Storage REIT has elected to be treated as a real estate investment trust ("REIT") under Code Section 856. Each Member further understands and acknowledges that in order to maintain its status as a REIT, Storage REIT must comply with numerous and complex rules and regulations set forth in the Code and the Treasury Regulations, many of which are applied on a quarterly and/or annual basis (the "REIT REQUIREMENTS"), and that the management and operation of the Company may have an effect on the ability of Storage REIT to continue to maintain its status as a REIT. Accordingly, the Company shall not take any action which (or fail to take any actions, the omission of which) would cause Storage REIT to be disqualified as a REIT, determined as if the Company were the sole investment of Storage REIT. In addition, the business and affairs of the Company will be managed with a view to minimizing any additional taxes under Code Section 857 or Code Section 4981 or other potentially adverse consequences under the Code or which otherwise could cause Storage REIT to violate the REIT Requirements, each determined as if the Company were the sole investment of Storage REIT. In addition, any action of the Manager on behalf of the Company or any decision of the

               Manager to refrain from acting on behalf of the Company, undertaken in the Manager's business judgment that such action or omission is necessary to prevent the disqualification of Storage REIT as a REIT, determined as if the Company were the sole investment of Storage REIT, is expressly authorized under this Agreement and is deemed approved by all of the Members. Subject to Section 4.5(a) (but taking into account the limitation provided therein where such action would cause Storage REIT to be disqualified as a REIT and would be contrary to this Section 4.5(b)), Investor agrees that Storage shall be entitled to exercise any consent, election or other right under this Agreement with a view (i) to protecting Storage REIT's status as a REIT, (ii) to avoid Storage REIT incurring any taxes under
               Section 857 or Section 4981 of the Code or other potentially adverse consequences under the Code or (iii) to avoid causing Storage REIT to violate the REIT requirements, each determined as if the Company were the sole investment of Storage REIT. The provisions of this Section 4.5(b) shall not be interpreted to interfere with the exercise of either party's rights under Sections 9.3, 9.4 or 9.5 of this Agreement.

     To the extent practicable, the Manager shall give the Members three Business Days' notice of such action or failure to act.

     SECTION 4.6. CONTRACTS WITH AFFILIATES.

     The Company has entered or shall enter into the Contribution Agreement, the Purchase Agreements and the Capital Expenditures Agreement. The Company shall enter into the Property Management Agreement with Storage or its Affiliate in the form approved by the Investor and attached hereto as Exhibit B. Subject to Investor's prior approval of the terms and form of such leases, the Company shall enter into leases with Storage USA Franchise Corp. for space at the Properties for the purpose of selling locks and supplies (the "FRANCHISE LEASES"). The Company shall enter into the Property Management Agreement and the Franchise Leases promptly after the acquisition of the Properties. The Investor shall have the sole and exclusive right to direct in good faith the Company's actions with regard to such contracts and any other contracts between the Company and Storage or any Affiliate of Storage, including proposing or approving on behalf of the Company any amendment or modification of such contracts, exercising on behalf of the Company any consent, waiver, approval or election thereunder, enforcing on behalf of the Company any remedies, including termination thereof and taking any and all other actions under or with respect to such agreements as owner. Notwithstanding the foregoing, without the consent of Storage, the Company shall not give notice preventing the automatic renewal of the Property Management Agreement or terminate the Property Management Agreement or the Franchise Leases, except pursuant to Article XI or at such time that Storage is not longer a member of the Company. In any contractual dispute between Storage or any Affiliate of Storage and the Company commenced while Storage is a Member, Investor shall indemnify the Company against any and all losses, damages, costs or expenses (including, without limitation, attorneys' fees) incurred by the Company or owed by the Company to Storage or any Affiliate of Storage pursuant to a final, non-appealable judgment or arbitration award. If the Company is the prevailing party in such dispute pursuant to a final, non-appealable judgment or arbitration award, in lieu of payment by Storage or such Affiliate of any losses, damages, costs or expenses awarded to Company in such dispute, Investor and the Company agree that Storage shall pay to the Company an amount equal to such losses, damages, costs or expenses which the Company is entitled to receive from Storage or its Affiliate, multiplied by the inverse of Investor's Capital Ratio (the "Member Dispute Damages"). If Storage or Investor is no longer a Member at the time such dispute is concluded, the parties shall make such payments to one another as shall be necessary to reproduce as nearly as practicable the economic effects on each of them that would have been produced pursuant to the preceding two sentences if both had remained members until such conclusion. Except as otherwise expressly provided herein, the Company shall not enter into any other contracts with a Member or any Affiliate of a Member or modify, amend or terminate the Contribution Agreement, the Purchase Agreements, the Capital Expenditures Agreement, the Franchise Leases or the Property Management Agreement or any other agreement between the Company and a Member or an Affiliate of a Member without the specific prior written approval of all the Members.

     SECTION 4.7. EMPLOYEES AND CONTRACTORS.

     The Company shall conduct its business exclusively through independent contractors and shall not hire any employees. The Manager shall supervise and administer all services rendered to the Company by independent contractors. If the Property Management Agreement shall be terminated, the Manager shall select qualified contractors approved by the Investor which are unaffiliated with any Member to perform the management, leasing and other services required by the Company.

     SECTION 4.8. FINANCING.


     The Manager at its option our upon request by a Member shall use diligent efforts to identify favorable financing for the Company. After the Members have approved financing for the Company, the Manager shall use diligent efforts to close such financing and to enter into all incidental arrangements relating thereto, including satisfying the requirements of prospective lenders, and entering into interest rate protection agreements and other ancillary arrangements approved by the Members. The Manager shall not enter into any arrangements for financing or pay any commitment or application or other fees for financing without the prior written approval of the Members. The Manager acknowledges that any Member may elect not to approve financing which would adversely affect the Company's ability to dispose of the Properties or which might require the Company to pay a prepayment premium at a time at which any Member may desire to liquidate its interest in the Company.


     SECTION 4.9. COMPENSATION AND EXPENSE REIMBURSEMENT.

    (a) The Manager shall not receive any compensation for serving as Manager. The Company, however, shall reimburse the Manager or its reasonable, out-of-pocket expenses paid to third parties for those items listed on

               Schedule 4.9(a) and incurred in carrying out its duties as Manager (the "MANAGER EXPENSES").

    (b) The Company shall reimburse the Members for their reasonable out-of-pocket costs and expenses paid to third parties incurred by them (i) in negotiating this Agreement and in facilitating the Company's purchase and financing the Properties, including, without limitation, the expenses described in the Letter Agreement, fees of third-party attorneys and consultants, all of which costs and expenses are set forth or estimated on Schedule 3.2, and (ii) for those items listed on Schedule 4.9(b) and incurred in administering their investments in the Company (collectively, the "MEMBER EXPENSES").

    SECTION 4.10.  CONTINUED INVOLVEMENT REQUIREMENTS.

     The Company shall not enter into any agreement or other arrangement with any third party requiring the continued ownership, control, employment, or other involvement with the Company or the Properties of Storage or any Affiliate of Storage without the specific prior written consent of the Investor. To the extent that the Company does enter into any such agreement or arrangement, Storage covenants not to take any action or refrain from taking any action which would constitute a breach of such requirement or which would trigger any such right or obligation.

     SECTION 4.11. OPERATING BUDGET.

    (a) The Members have approved the initial operating budget for the Company (collectively, the "OPERATING BUDGET") for the partial calendar year ending December 31, 1999. The initial Operating Budget is more fully described on Schedule 4.11. The Operating Budget for subsequent calendar years shall include, but not be limited to, anticipated revenues, occupancies, rate increases, capital improvements, financing needs, salaries and all other operating expenditures of the Company, and shall separately set forth all capital expenditures, identifying those items that are Specified Capital Expenditures. No later than November 30 of each calendar year, the Manager will present a proposed Operating Budget for the following year to all of the Members for their consideration and approval, which approval shall not be unreasonably withheld or delayed. Following delivery of a proposed Operating Budget, the Members shall approve and disapprove the Operating Budget no later than twenty (20) days after the date on which Manager has met with, or attempted in good faith to meet with, each Member to discuss the proposed Operating Budget. To be effective, any notice which disapproves a proposed Operating Budget must contain specific line-item objections thereto in reasonable detail. Any Member who fails to provide any such written notice within the twenty-day period, shall be deemed to have (i) approved of all items other than capital expenditure items included in the Operating Budget as submitted and (ii) disapproved of the capital expenditures items included in the Operating Budget as submitted. Each Member shall review the Operating Budget as submitted. Each Member shall review the Operating Budget on a line-by-line basis. If a Member disapproves (or is deemed to disapprove) or raises any objections to any line items contained in the proposed Operating Budget or any revisions thereto, until otherwise mutually agreed, the undisputed portions of the proposed Operating Budget shall be deemed to be adopted and approved. For all items except capital expenditure items, the item corresponding to a disputed item and contained in the Operating Budget for the preceding calendar year shall be substituted in lieu of the disputed portions of the Operating Budget. In each instance where portions of the Operating Budget for the preceding calendar year are deemed to be part of the Operating Budget in effect until a new Operating Budget is approved, the items contained in the Operating Budget for the preceding calendar year shall be automatically increased by a percentage equal to the percent of increase in the Consumer Price Index during the preceding calendar year, except for interest, taxes and insurance, which shall be increased based on actual increases, if any, in cost. If, notwithstanding such increase, the Members do not reach agreement as to a mutually acceptable Operating Budget within thirty (30) days after delivery of an objection by a Member (or the deemed disapproval by a Member), the disputed line items of the Operating Budget shall be submitted to and resolved by arbitration in accordance with Section 12.16 of this Agreement.

    (b) Notwithstanding the foregoing, with respect to each Property and without the consent of the Members, the Manager shall have the right, in its reasonable discretion, to expend up to the greater of (i) 10% or (ii) $6,000 more than the amount budgeted for each operating expense line item (exclusive of capital expenditure items) for each Property for any Fiscal Year, not to exceed in the aggregate a maximum of the greater of (i) 5% of the total operating budget or (ii) $30,000 for each Property for any Fiscal Year.

    (c) The Manager shall have the right, from time to time during each calendar year, to submit a revision to the Operating Budget to the Members for approval. The Members will review all proposed revisions to the Operating Budget on a line by line basis in the same manner as the Operating Budget. Following delivery of any proposed revision to an Operating Budget, each Member shall be required to approve or disapprove such proposed revision to the Operating Budget no later than twenty (20) days after the date on which the Manager has met with, or attempted in good faith to meet with, each Member regarding the proposed revision. To be effective, any notice which disapproves proposed revisions to the Operating Budget must contain specific line item objections thereto in reasonable detail. If a Member fails to provide such written notice to Manager of any specific objections to proposed revisions to the Operating Budget within such twenty (20) day period, such proposed revisions shall be deemed to have (i) approved as submitted if they are items other than capital expenditure items and (ii) disapproved as submitted if they are capital expenditure items. If a Member shall disapprove (or be deemed to disapprove) or raise any objections to any items contained in revisions to the Operating Budget, Manager shall continue to use all reasonable efforts to comply with the Operating Budget in accordance with the foregoing provisions until a proposed revision has been approved. If no revision is approved before the expiration of thirty (30) days after any revision is submitted to the Members for approval such disapproval shall be resolved by arbitration in accordance with
               Section 12.16 of this Agreement.


    (d) The Manager shall not be deemed to have made any guarantee or warranty of the fiscal estimations set forth in the Operating Budget. The parties acknowledge that the Operating Budget is intended to set forth objectives and goals based on the Manager's best judgment of the facts and circumstances known by the Manager at the time of preparation.

     SECTION 4.12. INSURANCE PROGRAM.

     "Insurance Program" means the program for insurance described in Schedule
4.12. It is the understanding of the Members that Storage shall include the Company in Storage's insurance program. The Manager shall exercise its best efforts to ensure that the Insurance Program continues to meet or exceed the minimum standards set forth on Schedule 4.12, and the Manager shall obtain Investor's prior written consent before making any modifications to the Company's insurance program that would cause the program to no longer meet or exceed the minimum standards set forth on Schedule 4.12.

     SECTION 4.13. DELEGATION OF AUTHORITY.

     The Manager may from time to time delegate in writing to one or more Members or other Persons such authority as the Manager may deem advisable.

     SECTION 4.14. LIABILITY OF THE MANAGER.

     It is the intent of this Section 4.14 to restrict the nature of the Manager's duties and liabilities hereunder to the maximum extent permitted under applicable law. Neither the Company nor any Member shall have any claim against the Manager by reason of any act or omission of such Manager performed by the Manager in the good faith belief that it was acting within the scope of its authority under this Agreement unless such act or omission involves the Manager's bad faith, gross negligence, willful misconduct or fraud. Further, the Manager shall have no liability hereunder for failing to act if such act required the consent of some or all of the

Members and the required consent to such action was requested by Manager but not granted. However, the Manager will be liable to the Company for failing to do any thing specifically required of it by this Agreement and for any act taken without the consent or approval of the Members when such consent is required, provided such failure to do anything specifically required of it by this Agreement or act taken without the required consent or approval of Members (a) involves the Manager's bad faith, gross negligence, willful misconduct or fraud, or (b) resulted in actual, material damage to the Company or a Member. Any amendment, modification or repeal of this Section 4.14 or any provision in this
Section 4.14 shall be prospective only and shall not in any way affect the limitations on the Manager's liability to the Company and the Members under this
Section 4.14 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. In furtherance of this limitation of liability and duties of the Manager, but not by way of limitation, the following provisions shall apply:

    (a) Subject to the limitations set forth in Section 4.16, it will not constitute a breach of fiduciary or other duty for the Manager to engage in activities of the type conducted by the Company, even if in direct competition with the Company, including without limitation, the purchase, sale and leasing of self-storage facilities or the purchase and sale of any real property;

    (b) It will not constitute a breach of fiduciary or other duty for the Manager to resolve any conflicts of interest related to any REIT Requirements, subject to the parameters set forth in Section 4.5(b) hereof;

    (c) It will not constitute a breach of fiduciary or other duty for the Manager to engage, as attorneys, accountants and other advisors on behalf of the Company, persons who may also be retained from time to time by the Manager or its Affiliates, or any of their respective officers, directors or shareholders (including without limitation engaging the auditors for Storage to audit and certify the financial statements of the Company in accordance with Section 6.3(a) hereof), and such persons may be engaged by both the Company and the Manager or its Affiliates with respect to any matter; provided, however, that unless approved by all the Members after full disclosure of any conflict of interest, such persons may not be engaged with respect to any matter in which the interest of the Company and the Manager or any of its Affiliates may conflict. The Manager shall not be responsible for any misconduct or negligence on the part of any such attorney, accountant or other advisor;

    (d) It will not constitute a breach of fiduciary or other duty for a Manager, or an Affiliate of a Manager, to contract or enter into any agreement or arrangement with the Company with respect to any aspect of the operations of the Company if approved by all of the Members after full disclosure; and

    (e) It will not constitute a breach of fiduciary or other duty for the Manager to devote time to other matters not related to the operations of the Company, as long as the Manager devotes such time and attention to the business and affairs of the Company as is necessary to reasonably conduct the business and affairs of the Company as set forth herein.

    (f) It will not constitute a breach of fiduciary or other duty for the Manager to lend funds to the Company to the extent permitted hereunder, including, without limitation, pursuant to Section 3.4.

     SECTION 4.15. INDEMNIFICATION.

     The following provisions shall apply to the indemnification of the Members and persons or entities affiliated with the Members:

    (a) "Indemnified Parties" means the Members, any officer, director, manager or other agent of a Member, any direct or indirect holder of equity in the Members, Storage REIT, Fidelity Real Estate Partners III Corp. ("FREP"), any entity controlling, controlled by or under common control with FREP, any entity controlling controlled by or under common control with Storage REIT, any investment manager for any holder of equity in any Member, each of the officers, directors and employees of any of the preceding persons or entities, and any other person who serves at the request of any of the preceding persons or entities as an officer, director, trustee, manager or agent of any entity in which the Company has an interest as an owner, security holder, creditor or otherwise.

    (b) Except as otherwise required by applicable law or specifically provided in this Agreement, and subject to Section 4.14, no Indemnified Party shall be liable to the Company or any person or entity holding an equity interest in the Company for any loss suffered by the Company or such person or entity which arises out of any action or inaction of any Indemnified Party as long as such Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and which action or inaction does not constitute a material breach of this Agreement.

    (c) The Company shall indemnify, to the extent of its assets, each Indemnified Party against all liabilities, losses and expenses incurred by any of them in connection with any matter relating to the Company or any entity in which the Company has any interest as an owner, security holder, creditor or otherwise, including but not limited to amounts paid in satisfaction of judgments, settlements, fines, penalties and counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, pending or threatened, before any court or administrative or legislative body, in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened. Notwithstanding the foregoing, indemnification shall not be paid to any Indemnified Party with respect to any matter as to which such Indemnified Party shall have been finally adjudicated to have committed an act or omission involving willful misconduct, fraud, gross negligence or bad faith or material breach of this Agreement.

    (d) Amounts required to be paid by the Company to an Indemnified Party pursuant to this Section 4.15 in reimbursement of judgments, settlements, fines, penalties, counsel fees and other costs actually incurred by such Indemnified Party shall be paid together with interest thereon at the "base rate" announced by BankBoston, N.A. (or if such rate is no longer available, at such other comparable prime or base lending rate announced from time to time by an institutional lender selected by the Indemnified Party) plus five percent (5%) per annum from the later of (i) the date such amounts were paid by the Indemnified Party or (ii) the date on which the Company received notice of such payment.

    SECTION 4.16.  RIGHTS OF COMPETITION.

     Each Member or Manager, in its individual capacity or otherwise, and their respective principals and Affiliates, shall be free to engage in, conduct or participate in any business or activity whatsoever, including, without limitation, the purchase, sale and lease of self-storage facilities, without any accountability, liability, or obligation whatsoever to the Company or to any other Member. Any competing business or activity of a Member or a Manager may be undertaken with or without notice to or participation therein by any other Member. Each Member and the Company hereby waives any right or claim it may have against any Member or Manager with respect to any competing business or activity or the income or profits therefrom. Notwithstanding the foregoing, Storage agrees that, for so long as both Storage and Investor are Members of the Company, neither Storage nor its Affiliates shall initiate directly or indirectly the development of any new self-storage facilities within a three mile radius of any of the Original Properties, except that the limitation shall apply only within a one and one-half mile radius of the Original Properties, listed on Schedule 4.16(a). If Storage or an Affiliate of Storage desires to develop a new self-storage facility within the prohibited radius, Storage shall obtain the prior written consent of Investor, which consent may be withheld in Investor's sole discretion. The foregoing restrictions do not apply to any development already planned by Storage or one of its Affiliates as of the date of this Agreement, which development projects are set forth on Schedule 4.16(b).

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


     SECTION 4.17. RESIGNATION AND REMOVAL.

     The Manager may resign (i) at any time after giving all of the Members at least ninety (90) days' prior written notice of its intention to do so, which notice shall set out the effective date of the resignation, or (ii) upon the termination or non-renewal of the Property Management Agreement. The Manager may be removed by the Members only after the Property Management Agreement is no longer in effect or as otherwise permitted pursuant to Article XI of this Agreement. Upon such resignation or removal, a replacement Manager shall be appointed by all of the Members or by Investor pursuant to Article XI.

                                   ARTICLE V

                              MEETINGS OF MEMBERS
                              -------------------

     SECTION 5.1. PLACE OF MEETINGS.

     All meetings of the Members shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by all of the Members and set forth in the respective notice or waivers of notice of such meeting.

     SECTION 5.2. MEETINGS OF MEMBERS.

     Meetings of the Members shall be held at least quarterly and may be called by the Manager or any Member. The Manager will hold meetings with the Members to review and discuss the Company and Property performance from time to time to time as reasonably requested by any Member. The President of the Manager shall serve as chairperson of the meetings unless all the Members determine otherwise.

     SECTION 5.3. NOTICE OF MEETINGS OF MEMBERS.

     Written or printed notice stating the place, day and hour of the meeting shall be delivered not later than fourteen (14) nor earlier than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or Member calling the meeting, to each Member of record entitled to vote at such meeting. Notice of any meeting may be waived by the Members.

     SECTION 5.4. QUORUM.

     All of the Members shall constitute a quorum at all meetings of the Members, except as otherwise required by law. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until all of the Members shall be present or represented.

     SECTION 5.5 VOTING ON MATTERS.

     At any meeting of the Members at which a quorum is present, the vote of all of the Members shall be the act of the Members.

     SECTION 5.6. LIST OF MEMBERS ENTITLED TO VOTE.

     The Manager shall make, at least five (5) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the Capital Ratio held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the principal office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the whole time of the meeting. However, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     SECTION 5.7. REGISTERED MEMBERS.

     The Company shall be entitled to treat the holder of record of any Membership Interest as the holder in fact of such Membership Interest for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or by applicable law.

     SECTION 5.8. ACTIONS WITH OR WITHOUT A MEETING AND TELEPHONE MEETINGS.

     Notwithstanding any provision contained in this Article, all actions of the Members provided for herein shall be taken either at a meeting and evidenced by written minutes thereof executed by an authorized Member or by written consent without a meeting. Any meeting of the Members may be held by means of a telephone conference. Any action which may be taken by the Members without a meeting shall be effective only if the written consent (or consents) sets forth the action so taken, and is signed by all of the Members.

     SECTION 5.9. LIMITATIONS ON POWERS OF MEMBERS.

     Except as expressly authorized by this Agreement, no Member shall, directly or indirectly, do any of the following without the written consent or approval of all of the other Members: (i) withdraw from the Company, (ii) voluntarily dissolve, terminate or liquidate the

Company, (iii) petition a court for the dissolution, termination or liquidation of the Company, or (iv) cause any property of the Company to be subject to the authority of any court, trustee or receiver (including suits for partition and bankruptcy, insolvency and similar proceedings). Except for approvals of Members or matters to be determined by Members as provided in this Agreement, no Member, in such capacity, may (A) act for or on behalf of the Company or take part in the operation, management or control of the Company's business, (B) transact any business in the name of the Company, or (C) have the authority or power to sign documents for or otherwise bind the Company; provided, however, such restriction shall not apply to any action taken by a Member who is the Manager and takes such action in its capacity as Manager.

                                   ARTICLE VI

                               BOOKS AND RECORDS
                               -----------------

     SECTION 6.1. BOOKS AND RECORDS.

     At all times during the existence of the Company, the Manager shall keep or cause to be kept at the Company's principal office true and complete books of account, prepared on a consistent basis from year to year, including: (a) a current list of the full name and business address of each Member, (b) a copy of the Certificate of Organization and all certificates of amendment thereto, (c) copies of the Company's federal, state and local income tax returns and reports for the most recent five (5) years, (d) copies of the Agreement and any financial statements of the Company for the five most recent years, and (e) all documents and information required under the Act. The books of the Company shall be kept on the accrual method of accounting (used for federal income tax purposes) in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) (i.e., on the so-called "Section 704(b) book basis" which takes into account the book value, rather than the adjusted tax basis, of Company assets where there is a difference). Such books and records shall be available for examination and copying (and the Company will, at its expense, make such copies and deliver them to any Member who requests them at reasonable intervals) at such office by any Member and its duly authorized representatives. Such documents may also be examined at the Company's office by any potential transferee of a Membership Interest or any portion thereof where a Member authorizes such proposed transferee to examine the same in a writing addressed to the Manager and copies of which are sent to all other Members and such proposed transferee has executed and delivered to the Company a confidentiality agreement substantially identical to the provisions set forth in Section 12.13. Any Member, at its own expense, may cause an audit of the books and records of the Company during regular business hours and shall furnish a written report thereof to the other Members. The Manager shall promptly furnish to the Members such other information bearing on the financial condition and operations of the Company or the status of the Properties as any Member from time to time may reasonably request.

     SECTION 6.2. ACCOUNTING BASIS FOR TAX REPORTING PURPOSES; FISCAL YEAR.

     The books and records of the Company shall be kept on the accrual method of reporting for tax and financial reporting purposes. The Fiscal Year ("FISCAL YEAR") of the Company shall be the same as the taxable year of the Investor, which taxable year currently ends on December 31. The Investor shall promptly advise the Manager of any change in its taxable year.

     SECTION 6.3. REPORTS.

          (a) Not later than sixty (60) days after the end of each Fiscal Year, the Manager shall cause the Company to prepare and send to each Member an unaudited statement of operations, balance sheet, statement of cash flows, statement of changes in Members' equity for that Fiscal Year, schedule of capital expenditures (indicating items which are Specified Capital Expenditures) and calculation of capital expenditures per rentable square foot of the Properties for that Fiscal Year. Not later than seventy-five
               (75) days after the end of each Fiscal Year, the Manager shall cause the Company to prepare and send to each Member a draft of each federal and, if applicable, state and local income tax return of the Company for that Fiscal Year, together with such other tax information as shall be reasonably necessary for the preparation by each Member of its federal, state and local income tax returns. Not later than ninety (90) days after the end of each Fiscal Year, the Manager shall cause the Company to prepare and send to each Member a statement of operations, a balance sheet, a statement of cash flows and a statement of changes in Members' equity (which financial statements shall be audited and certified by the auditors for Storage).

          (b) Not later than twenty (20) days after the end of each month, the Manager shall cause the Company to prepare and send to each Member the items listed in Schedule 6.3 in the forms attached to that Schedule. The Manager will promptly provide any additional information that any Member may reasonably request so that it may fully understand the financial performance of the Company and the Properties. All such financial statements and other information shall be certified as accurate in all material respects by the Manager.

          (c) As long as Storage (or an affiliate of Storage) is the Manager, the Manager will report to Investor, with each monthly report provided pursuant to Section 6.3(b), both the outstanding principal amount and any accrued, but unpaid, interest with respect to any indebtedness of the Company (broken down by creditor), all calculated as of the first day of such calendar month and done on a basis consistent with federal income tax accounting rules. The Manager will also indicate the portion of any indebtedness which is nonrecourse and/or recourse within the meaning of Code Section 752 and the portion of each such type of indebtedness allocable to each Member.

          (d) The Manager also agrees to provide Investor with all other information, including, but not limited to, taxable income and loss of the Company, the basis of property of the Company, and the highest amount of acquisition indebtedness in the twelve-month period preceding any sale or disposition of property of the Company, which Investor believes it needs to calculate any UBTI under Code Sections 511 et seq.

     SECTION 6.4. RETURNS AND OTHER ELECTIONS.

     The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. The Members agree that the Company will be taxed as a partnership, and the Manager shall use all reasonable efforts to insure that the Company is treated as a partnership for tax purposes. Within seventy-five (75) days after the end of each Fiscal Year, and in any event, at least fifteen (15) days prior to the filing thereof, the Manager shall cause a draft of the Company's tax return to be delivered to the Members for their approval. The Members shall approve or disapprove of the Company's tax return no later than ten (10) days after the date on which the draft tax return is delivered to the Members by providing written notice to the Manager. To be effective, any notice which disapproves a draft tax return must contain specific line item objections thereto in reasonable detail. Any Member who fails to provide any such written notice within the ten-day period shall be deemed to have approved the tax return as submitted. The Manager shall have the right to cause the Company to withhold and pay to any applicable governmental tax collecting authority or agency any federal or state income or other tax required or permitted to be withheld by the Company pursuant to any applicable law. Any such withheld amount shall be deemed to have been distributed or paid to the Member with respect to whom such amounts have been withheld.

     SECTION 6.5. TAX MATTERS PARTNER.

     The Manager shall be the "tax matters partner" of the Company pursuant to
Section 6231(a)(7) of the Code. The Manager shall take such action as may be necessary to cause each Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Manager shall inform each Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof within five (5) Business Days after the Manager becomes aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity. The tax matters partner shall keep the Members fully apprised of any action required to be taken or which may be taken by the tax matters partner for the Company and shall not take any such action in contravention of Section 4.5. With regard to any matter which could result in any direct or indirect holder of an equity interest in the Investor being allocated income of the Company which would constitute UBTI or in any manner affect the taxation of any direct or indirect holder of any equity interest in the Investor with respect to any income, the tax matters partner shall take such actions or omit to take such actions as the Investor may direct, except to the extent that such action or the omission of such action would cause Storage REIT to be disqualified as a REIT and would be contrary to
Section 4.5(b) hereof.

     SECTION 6.6. ACCOUNTANTS.

     The Company shall retain a firm of independent certified public accountants satisfactory to the Members to perform the functions specified in this Agreement. The Members hereby approve PricewaterhouseCoopers, LLP as the initial accountants for the Company.

     SECTION 6.7. ANNUAL APPRAISALS.

     The Investor shall have the right from time to time, but in no event more frequently then once in any twelve month period, unless there has been an Event of Default on the part of Storage, to require that each Property be appraised by an independent appraiser who is qualified to appraise properties of the type of the Properties and is otherwise approved by Investor. The cost of any such appraisals shall be born solely by Investor.

     SECTION 6.8. ENVIRONMENTAL INVESTIGATIONS.

     Manager shall promptly notify Investor if Manager becomes actually aware of any discharge of contaminants at any Property or any other circumstances or condition which indicates that any Property is not in compliance with all applicable environmental laws and regulations. Manager shall require Property Manager to notify Manager of any such discharges, circumstances or conditions of which the Property Manager becomes actually aware. If Investor reasonably determines, on the basis of such notice, that it is appropriate to undertake investigations regarding the compliance of any Property and the activities at the Property with applicable environmental laws, or the existence of and potential for contamination, Investor may require that the Company conduct such investigation. The results of any such investigation shall be provided to Investor promptly after receipt by the Company.

                             ARTICLE VII

                     ALLOCATIONS AND DISTRIBUTIONS
                     -----------------------------

     SECTION 7.1. OPERATING DISTRIBUTIONS.

     Except as otherwise provided in Section 7.6 regarding liquidation proceeds, Distributable Cash Flow and Capital Proceeds, if any, shall be distributed no later than 45 days after the end of each fiscal quarter to each Member pro rata in accordance with their respective Capital Ratios. All Member Default Damages by the Company pursuant to the Contribution Agreement or the Purchase Agreements, all Member Dispute Damages and all distributions received by the

Company pursuant to the Capital Expenditures Agreement shall be distributed to the Members no later than two (2) Business Days after receipt by the Company.

     SECTION 7.2. ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIVE SHARES OF
                  TAX ITEMS.

          (a) Allocation of Net Income. After giving effect to the special allocations set forth in Section 7.2(d) through 7.2(f), net income for any Fiscal Year or portion thereof shall be allocated among the Members in the following order and priority:

               (1) First, to each Member until the aggregate allocations of net income to each Member pursuant to this Section 7.2(a)(1) for all Fiscal Years or portions thereof are equal to the aggregate allocations of net loss to each Member pursuant to
                    Section 7.2(c) for all Fiscal Years or portions thereof, in the reverse order of, and in proportion to, the prior allocations of net loss to the Members pursuant to Section 7.2(c); and

               (2) Thereafter, to the Members, pro rata in accordance with their respective Capital Ratios.

          (b) Allocation of Net Loss. After giving effect to the special allocations set forth in Sections 7.2(d) through 7.2(f) and subject to Section 7.2(c), net loss shall be allocated to the Members, pro rata in accordance with their respective Capital Ratios.

          (c) Loss Limitation. Net loss allocated pursuant to Section 7.2(b) shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in a Member's Adjusted Capital Account. In the event that one but not both of the Members would have a deficit balance in its Adjusted Capital Account as a consequence of an allocation of net loss pursuant to Section 7.2(b) in excess of the amount, if any, permitted under the first sentence of this Section 7.2(c), the limitation set forth in this Section 7.2(c) shall be applied by allocating 100% of the remaining net loss to the other Member until the Adjusted Capital Account of such other Member is zero.

          (d)  Minimum Gain Chargebacks and Nonrecourse Deductions.

               (1) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, in the event there is a net decrease in Company Minimum Gain during a Fiscal Year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). This Section 7.2(d)(1) is intended to comply with the minimum gain chargeback requirement of

                    Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

               (2) Nonrecourse Deductions. Notwithstanding any other provision of this Agreement, Nonrecourse Deductions shall be allocated to the Members pro rata in accordance with their respective Capital Ratios. This Section 7.2(d)(2) is intended to comply with Treasury Regulations Section 1.704-2(e) and shall be interpreted and applied in a manner consistent therewith.

               (3) Member Nonrecourse Debt. Notwithstanding any other provision of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, loss or deduction of the Company that are attributable to a nonrecourse debt of the Company that constitutes Member Nonrecourse Debt (including chargebacks of Member Nonrecourse Debt Minimum Gain) shall be allocated in accordance with the provisions of Treasury Regulations
                    Section 1.704-2(i). This Section 7.2(d)(3) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirement) and shall be interpreted and applied in a manner consistent therewith.

          (e) Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that causes or increases a deficit balance in its Capital Account in excess of any obligation to restore a deficit balance in its Capital Account (including any deemed deficit restoration obligation pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b) (2)(ii)(d)) shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such excess deficit balance as quickly as possible. This Section 7.2(e) is intended to comply with the alternate test for economic effect set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

          (f) Curative Allocations. The allocations set forth in Section 7.2(d) and 7.2(e) (the "Regulatory Allocations") are intended to comply with the requirements of Treasury Regulations Section 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Section
               7.2 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account as provided for in the following two sentences. Income, gain, loss and deduction shall be reallocated to the extent that such reallocation causes the net aggregate amount of allocations of income, gain, deduction and loss to each Member to be equal to or more closely approximate the net aggregate amount of such items that would have been allocated to each such Member if the Regulatory Allocations had not occurred; provided, however, that such reallocations shall be made only if and to the extent they are consistent with the requirements of Code Section 514(c)(9)(E) and Treasury Regulations Section 1.514(c)-2. This Section 7.2(f) shall be interpreted and applied in such a manner and to such extent as it reasonably necessary to eliminate, as quickly as possible but consistent with the requirements of Code Section 514(c)(9)(E), permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 7.2(f).

          (g) Other Allocation Provisions. In the event it becomes necessary to make any other elections or decisions relating to the allocations of Company items of income, gain, loss, deduction or credit, as long as Storage (or an affiliate of Storage) is the Manager, the Manager shall call such elections or decisions to the attention of Investor and if any such matter could result in Investor (or any direct or indirect investors in Investor) being subject to tax on any income of the Company or affect the manner in which Investor (or any direct or indirect investors in Investor) is taxed on any such income, then Investor shall be entitled to make such elections or decisions in such manner as Investor determines to be necessary in order to comply with requirements of Code Section 514(c)(9)(E) and otherwise reflect the purpose and intention of this Agreement.

          (h) Distributions of Nonrecourse Liability Proceeds. If, during a Fiscal Year, the Company makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the Company that is allocable to an increase in Company Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the Company shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Company Minimum Gain.

          (i) Information as to Allocation of Debt. As long as Storage (or an affiliate of Storage) is the Manager, the Manager will report to Investor, with each monthly report provided pursuant to Section 6.3, both the outstanding principal amount and any accrued, but unpaid, interest with respect to any indebtedness of the Company (broken down by creditor), all calculated as of the first day of such calendar month and done on a basis consistent with federal income tax accounting rules. The Manager will also indicate the portion of any indebtedness which is nonrecourse and/or recourse within the meaning of Code Section 752 and the portion of each such type of indebtedness allocable to each Member. Storage agrees that indebtedness of the Company shall be allocated among the Members, as reasonably approved by Investor, under Code
               Section 752, and Investor shall have
               sole authority in its reasonable discretion as to all allocations and/or decisions under Code Section 752, it being understood that it is the intention of the Members to allocate as much debt as possible to Storage to the extent that Investor is satisfied that there is an adequate basis for such position under applicable authority. The Manager also agrees to provide Investor with all other information, including, but not limited to, taxable income and loss of the Company, the basis of property of the Company, and the highest amount of acquisition indebtedness in the twelve-month period preceding any sale or disposition of property of the Company, which Investor believes it needs to calculate any UBTI under Code Sections 511 et seq.

     SECTION 7.3. CODE SECTION 704(B) AND 514(C)(9)(E) ALLOCATIONS.

     The allocation provisions contained in this Article VII are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. Further, it is the intention of the Members that this Agreement provide for allocations to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, and the Members agree that all interpretations of this Agreement shall be made accordingly.

     SECTION 7.4. RESTRICTED DISTRIBUTIONS.

     Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Manager on behalf of the Company, shall not make a distribution to any Member on account of its Membership Interest to the extent (if any) that such distribution would violate Section 18-607 of the Act or other applicable law.

     SECTION 7.5. AMORTIZATION AND ALLOCATION OF ORGANIZATION AND START-UP
                  EXPENSES.

     The Company shall elect to amortize the following over a period of 60 calendar months: (i) all organization expenses in accordance with the provisions of Section 709(b) of the Code; and (ii) all start-up expenses in accordance with the provisions of Section 195 of the Code. Subject to the terms of the Letter Agreement, the Company shall pay all of its own legal fees and expenses (if any) relating to the preparation of this Agreement, all third-party costs incurred by its Members relating to its due diligence and its entering into this Agreement, and all costs relating to the incurrence of the Secured Indebtedness.

     SECTION 7.6 DISTRIBUTIONS UPON LIQUIDATION.

     In the event the Company (or any Member's interest therein) is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), then any distributions shall be made pursuant to this Section 7.6 to the Members (or such Member, as appropriate) in accordance with their positive Capital Account balances in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Any distributions made pursuant to this Section 7.6 shall be made by the end of the Company's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

     SECTION 7.7 NO DEFICIT RESTORATION BY MEMBERS.

     No Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.

     SECTION 7.8 WITHHOLDING.

     If the Company is required by law or regulation to withhold and pay to any taxing or other governmental authority any amount otherwise distributable to a Member, the Company shall be entitled to withhold such amount and the amount so withheld shall for all purposes of this Agreement be treated as if distributed to such Member.

                              ARTICLE VIII

                               [RESERVED]
                               ----------

                              ARTICLE IX

                  TRANSFERABILITY OF MEMBERSHIP INTERESTS
                  ---------------------------------------

     SECTION 9.1. RESTRICTIONS ON TRANSFER OF INTEREST OF AND IN A MEMBER.

          (a) Except as otherwise set forth in this Article IX, unless all of the Members consent (which consent shall be in the sole discretion of each Member), no Member shall withdraw or retire from the Company, substitute any person in its stead or sell, exchange, transfer, give, assign, pledge, hypothecate, mortgage or dispose of all or any portion of or interest in its Membership Interest, and any such prohibited sale, exchange, transfer, gift, assignment, pledge, hypothecation, mortgage or disposition shall be void.

          (b) Notwithstanding anything to the contrary contained herein, any holder of a direct or indirect interest in a Member shall be permitted to transfer all or any portion of its direct or indirect interest in such Member without the consent of any other Member, provided, that, if there is a Change of Control of Storage or Storage REIT, Investor shall have the rights described in Section 9.4 hereof.

     (c) Notwithstanding anything to the contrary contained herein, unless all of the Members consent (which consent shall be in the sole discretion of each Member), no Member may sell, transfer or assign all or any portion of its Membership Interest if such sale, transfer or assignment.

          (1) would cause the Company top lose its status as a partnership for federal income tax purposes;

          (2) would violate any federal securities laws or any applicable state securities laws (including suitability standards);

          (3)  would cause Storage REIT to be disqualified as a REIT; or

          (4) would cause the Company to qualify as a "publicly traded partnership," as that term is defined in the Code.

     (d) Notwithstanding anything to the contrary contained herein, a Member may sell, exchange, transfer, give or assign all or any portion of or interest in its Membership Interest to any wholly owned subsidiary of such Member without complying with Section 9.1(a), provided that transferring Member shall remain liable for all of its acquired interest in the Company.


SECTION 9.2.[RESERVED]


SECTION 9.3. CONVERSION OPTION.

     (a) At any time on or after the third anniversary of the effective date of this Agreement and prior to the fourth anniversary of the effective date of this Agreement, Investor may request that Storage purchase all, but not less than all, of Investor's Membership Interest by giving written notice (a "CONVERSION NOTICE") to Storage. Within sixty
          (60) days after Storage's actual receipt of the Conversion Notice, the Company shall establish the Fair Market Value of the Properties and calculate the Cash Amount. Within two(2)Business Days after the Valuation Date, the Company shall notify Investor of the Cash Amount and the REIT Shares Amount and shall provide Investor with all information necessary to review and understand the calculations of such amounts. The Investor may rescind its Conversion Notice by delivering a notice of rescission to Storage within two (2) Business Days of its receipt of such information, in which event the Investor shall reimburse the Company for any and all costs and expenses incurred by the Company in connection with the determination of the Fair Market Value of the Properties. The Investor shall be permitted to rescind only one Conversion Notice pursuant to this subsection (a) during any twelve-month period.

     (b) Storage shall have seven (7) Business Days after the Valuation Date to determine, in its sole discretion, whether it will elect to (1) purchase Investor's Membership Interest in exchange for the Cash Amount or (2) market the Properties for sale to a third party. In the alternative, Storage REIT may elect within such period of time to purchase Investor's Membership Interest for the REIT Shares Amount. If Storage or Storage REIT fails to respond within such time, Storage will be deemed to have elected to market the Properties for sale to a third party pursuant to Section 9.3(d). If Storage REIT elects to purchase Investor's Membership Interest for the REIT Shares Amount and if the Market Price calculated as of the Valuation Date differs by more than five percent (5%) from the Market Price calculated as of the date Investor issued the Conversion Notice. Investor shall have an additional right to rescind its Conversion Notice by delivering notice of rescission to Storage within five (5) Business Days of its receipt of notice of Storage REIT's election to purchase Investor's
          Membership Interest pursuant to this Section 9.3(b); provided, however, that if Storage elects within five (5) Business Days of its receipt of Investor's notice of rescission delivered pursuant to this subsection (b) to purchase Investor's Membership Interest for the Cash Amount, then Investor shall not have the right to rescind its Conversion Notice. No rescission pursuant to this subsection (b) shall have any effect on Investor's right to exercise its option under
          Section 9.3(a) at any date thereafter.

     (c)  If Storage or Storage REIT elects to purchase Investor's
          Membership Interest pursuant to Section 9.3(b), subject to Investor's rescission right set forth in Section 9.3(b) above and in accordance with and subject to the other provisions of this Section 9.3, Storage or Storage REIT shall be irrevocably obligated to purchase and Investor shall be irrevocably obligated to sell Investor's Membership Interest with sixty (60) days from the election date.

     (d) If neither Storage nor Storage REIT elects to purchase Investor's Membership Interest pursuant to Section 9.3(b), then Investor may, without the further consent of Storage, market or cause the Manager to market the Properties with the intention of selling the Properties to a third party and dissolving and liquidating the Company.
          Investor agrees to exercise reasonable efforts to keep Storage informed of the status of the marketing process, and each party agrees to reasonably cooperate with the other in bringing about a sale of the Properties as provided herein. All costs associated with the marketing and sale of the Properties under this Section 9.3 shall be divided among the Members in proportion to their Capital Ratios. Investor, or the Manager if so directed by Investor, shall, in a commercially reasonable and reasonably effective manner, market all of the Properties in a single portfolio sale or, with Investor's approval, in pools of assets or individually, and may secure the services of a third party to assist Investor (or the Manager) with the marketing of the Properties; provided, however, that if the proposed sale price to be accepted by Investor for the Properties (including the amount of any indebtedness or other liabilities to be assumed by the purchaser) is less that ninety-five percent (95%) of the Fair Market Value on the Valuation Date, then (A) Storage shall have the option to purchase the Properties for a cash amount equal to the proposed sale price, or (B) Storage shall have the option to purchase Investor's Membership Interest for cash, with the amount of such cash calculated in the same manner as the Cash Amount, substituting the proposed sale price for Fair Market Value, or (C)(i) if such purchase is consummated prior to the fourth anniversary of the effective date of this Agreement, Storage REIT may elect to purchase Investor's Membership Interest for REIT Shares, with the number of REIT Shares calculated in the same manner as the REIT Shares Amount, substituting the cash amount calculated pursuant to the preceding clause and using the date on which Storage REIT notifies Investor of its election to purchase Investor's Membership Interest for REIT Shares as the valuation date for purposes of computing the Market Price used in
` calculating the REIT Shares Amount and for purposes of determining whether Investor may exercise its rescission right or (ii) if such purchase is consummated on or after the fourth anniversary of the effective date of this Agreement, Storage REIT may offer to purchase Investor's Membership Interest for REIT shares, the price and terms of any such offer to be acceptable to Investor in its sole discretion. If Storage REIT elects pursuant to clause (C)(i) of the preceding sentence to purchase Investor's Membership Interest in exchange for REIT Shares and if the Market Price calculated as of the Valuation Date differs by more than five percent (5%) from the Market Price calculated as of the date Investor issued the Conversion Notice, Investor shall have the right to rescind its Conversion Notice by delivering notice of rescission to Storage within five (5) Business Days of its receipt of notice of Storage REIT's election to purchase Investor's Membership Interest pursuant to this Section 9.3(b); provided, however, that if Storage elects within five (5) Business Days of its receipt of Investor's notice of rescission to purchase Investor's Membership Interest for the Cash Amount, then Investor shall not have the right to rescind its Conversion Notice. No rescission pursuant to this subsection (d) shall have any effect on Investor's right to exercise its option under Section 9.3(a) at any date thereafter.

     e) It shall be a condition precedent of Investor's obligation to sell its membership Interest to Storage REIT in exchange for REIT Shares and of Storage REIT's obligation to purchase Investor's Membership Interest for

          REIT Shares, that the conditions set forth on Exhibit F shall have been satisfied by Storage REIT as of the closing date. If Storage REIT elects to purchase or Investor agrees to sell Investor's Membership Interest in exchange for REIT Shares, Storage REIT shall exercise diligent efforts to perform its obligations under this
          Section 9.3. If the conditions set forth on Exhibit F are not satisfied as of the closing date, the closing date shall be entered for up to 30 days in order to allow Storage REIT to satisfy those conditions or to purchase Investor's Membership Interest in exchange for the Cash Amount. Investor shall be entitled to receive, in cash, interest on the applicable Cash Amount during such extension period at a rate of 15% per annum.

     (f) If Storage elects to purchase Investor's Membership for the Cash Amount pursuant to this Section 9.3, the entire amount shall be payable in cash, by wire transfer or other immediately available funds, at the closing of such sale. If Storage REIT elects to purchase Investor's Membership Interest for the REIT Shares Amount pursuant to this Section 9.3, Storage REIT shall deliver to Investor certificates representing the REIT Shares Amount at the closing of such sale. At the closing of any sale of Investor's Membership Interest pursuant to this Section 9.3, Investor shall assign and deliver its Membership Interest to Storage or Storage REIT, as the case may be, free and clear of all encumbrances and claims pursuant to such documents or transfer as shall be reasonably requested by Storage or Storage REIT. Any transfer or similar taxes and other expenses related to the sale of Investor's Membership Interest to Storage or Storage REIT shall be divided equally between Storage or Storage REIT and Investor. Investor shall provide Storage or Storage REIT with such evidence of Investor's authority to sell hereunder and such tax lien waivers and similar instruments as Storage or Storage REIT may reasonably request. If Storage or Storage REIT defaults on its obligation to purchase Investor's Membership Interest pursuant to this
          Section 9.3, Investor shall be entitled as its sole remedy for such default to liquidated damages equal to 2% of the Fair Market Value and to market the Properties on such terms and conditions as it determines in its sole discretion. If Investor defaults on its obligation to sell its Membership Interest pursuant to this Section 9.3, Storage or Storage REIT, as applicable, shall be entitled as its sole remedy for such default to liquidated damages equal to 2% of the Fair Market Value and to market the Properties on such terms and conditions as it determines in its sole discretion. Storage, Storage REIT and Investor agree that the amount of damages incurred by any of them as a result of a default pursuant to this Section 9.3 would be impracticable to calculate and that the remedies provided in this subsection (f) are a reasonable approximation of such damages.

     (g) If Storage REIT purchases Investor's Membership Interest for REIT shares and the closing date for such purchase is delayed pursuant to subsection (e) then simultaneously with Investor's Receipt of the first dividend paid by Storage REIT with respect to such REIT Shares, Investor shall pay to Storage REIT a cash amount equal to the product of (A) the per share amount of the first dividend paid by Storage
          REIT with respect to such REIT Shares, multiplied by (B) the number of such REIT Shares multiplied by (C) a fraction, the numerator of which is the number of days during the period commencing on the date on which the closing of the purchase pursuant to this Section 9.3 was originally scheduled and running through the day immediately prior to the day on which the purchase actually closed (inclusive), provided, that if a record date for a dividend with respect to REIT shares occurs during such period, the numerator so calculated shall be reduced by the number of days during the period from the date on which such closing was originally scheduled and running through such record (inclusive), and the denominator of which is the number of days during the period commencing the day after the record date for the last dividend paid by Storage REIT prior to the date of such closing and running through the record date of the first dividend paid by Storage REIT with respect to such REIT Shares (inclusive). Investor agrees that Storage REIT may instruct its dividend paying agent to deduct such amount from such dividend payment and pay it directly to Storage REIT.

     (h)  In connection with the marketing of the Properties pursuant to
          Section 9.3(d) hereof, the Investor may, by giving written notice to Storage, elect to become an additional Manager of the Company, whereupon Investor shall be admitted as an additional Manager. In such event, Storage shall execute such amendments to this Agreement and execute and file such amendments to the Certificate of Organization as may be required to effect the admission of Investor as an additional Manager of the Company. Investor agrees that so long as Storage remains the Manager and no Event of Default by Storage shall have occurred under Section 11.1, Investor's rights as an additional Manager to act on behalf of the Company shall extend only to such matters as are reasonably required to facilitate the marketing and sale of the Properties. If within ten (10) days' written notice from Investor, Storage fails to take all reasonably necessary action to admit Investor as an additional Manager or to take all reasonably necessary action to market the Properties, Storage agrees that Investor shall be appointed Storage's attorney-in-fact, with full power of substitution, to execute and deliver any such amendments and other instruments as may be required in such circumstances.

SECTION 9.4. MARKETING RIGHT.

     (a) At any time on or after the fourth anniversary of the effective date of this Agreement, each Member shall have the right (the "MARKETING

          RIGHT") to market or require the Manager to market all of the Properties for Disposition for the purposes of dissolving and liquidating the Company upon such Disposition. A Member may exercise its Marketing Right by sending the Manager a written notice (the "MARKETING NOTICE") which states that the Member (the "TRIGGERING MEMBER") has exercised its Marketing Right. If there is a Change of Control of Storage or Storage REIT before the fourth anniversary of the effective date of this Agreement, Storage or Storage REIT, as applicable shall promptly notify Investor of the occurrence of such Change of Control. Investor may exercise its Marketing Right by providing the Marketing Notice to the Manager and to Storage within thirty (30) days after the effective date of Change of Control of Storage REIT (or, if later, within thirty (30) days after receipt of notice of such Change of Control from Storage or Storage REIT). Within
          (60) days after the Manager's actual receipt of the Marketing Notice, the Company shall establish the Fair Market Value of the Properties. Within two (2) Business Days after the Valuation Date, the Company shall notify the Triggering Member of the Cash Amount and the REIT Shares Amount and shall provide the Triggering Member with all information necessary to review and understand the calculations of such amounts. The Triggering Member may rescind its Marketing Notice by delivering a notice of rescission to the Manager within two (2) Business Days of its receipt of such information, in which event the Triggering Member shall reimburse the Company for any and all costs and expenses incurred by the Company in connection with the determination of the Fair Market Value of the Properties. Storage and Investor shall each be permitted to rescind only one Marketing Notice pursuant to this subsection (a) during any twelve-month period.

     (b) Any Member who has not elected to exercise its Marketing Right (a "NON-TRIGGERING MEMBER") shall have sever (7) Business Days after the Valuation Date to elect, in its sole discretion, to purchase the after the Triggering Member's Membership Interest in exchange for the Cash Amount. If Storage is a Non-Triggering Member, it may elect to purchase the Triggering Member's Membership Interest for the Cash Amount or Storage REIT may offer to purchase such Membership Interest for REIT Shares. The price and terms of any offer to purchase for REIT Shares pursuant to this Section 9.4 must be acceptable to Investor in its sole discretion. If Investor and Storage REIT do not agree on such terms within ten (10) Business Days after the Valuation Date, Investor, or the Manager at the direction of Investor, shall market the Properties as provided in Section 9.4(d) below, unless Storage elects within two (2) Business Days to purchase Investor's
          Membership Interest for the Cash Amount.

     (c) If a Non-Triggering Member (which term shall include Storage REIT for purposes of Sections 9.4(c),(d), and (f) elects to purchase the Triggering

          Member's Membership Interest pursuant to Section 9.4(b), such Non-Triggering Member shall be irrevocably obligated to purchase and the Triggering Member shall be irrevocably obligated to sell, in accordance with and subject to the provisions of this Section 9.4, the Triggering Member's Membership Interest within (60) days from the election date.

      (d) If (i) no Non-Triggering Member elects to purchase the Triggering Member's Membership Interest pursuant to Section 9.4(b) or (ii) Storage REIT offers to purchase Investor's Membership Interest for REIT Shares, and Investor and Storage REIT do not agree on such terms within ten (10) Business Days after the Valuation Date and Storage does not elect within the next two (2) Business Days to purchase Investor's Membership Interest for the Cash Amount, then the Triggering Member may, without the further consent of the Non-Triggering Member, market or cause the Manager to market the Properties with the intention of selling the Properties to a third party and liquidating the Company. The Triggering Member agrees to exercise reasonable efforts to keep the Non-Triggering Member informed of the status of the marketing process, and each party agrees to reasonably cooperate with the other in bringing about a sale of the Properties as provided herein. All costs associated with the marketing and sale of the Properties under Section 9.4 shall be divided among the Members in proportion to their Capital Ratios. The Triggering Member, or the Manager if so directed, shall, in a commercially reasonable and reasonably effective manner, market all of the Properties in a single portfolio sale or, with each Member's approval, in pools of assets or individually, and may secure the services of a third party to assist the Triggering Member and Manager with the marketing of the Properties; provided, however, that if the proposed sale price to be accepted by the Triggering Member for the Properties (including the amount of any indebtedness or other liabilities to be assumed by the purchaser) is less than ninety-five (95%) of the Fair Market Value on the Valuation Date, then (A) the Non-Triggering Member shall have the option to purchase the Properties for a cash amount equal to the proposed sale price, or (B) if Storage is the Non-Triggering Member, (i) Storage shall have the option to purchase Investor's Membership Interest for cash, with the amount of such cash calculated in the same manner as the Cash Amount, substituting the proposed sale price for Fair Market Value, or (ii) Storage REIT may offer to purchase Investor's Membership Interest for REIT Shares, with the number of REIT Shares and all other terms of any such purchase for REIT Shares remaining subject to Investor's approval in its sole discretion.

     (e) Investor's obligation to sell its Membership Interest to Storage REIT in exchange for REIT Shares and of Storage REIT's obligation to purchase Investor's Membership Interest for REIT Shares, shall be subject to satisfaction by Storage REIT on the closing date of the terms agreed upon by Investor pursuant to Section 9.4(b) or Section 9.4(d) above, as applicable, and of the terms set forth on Exhibit F. If such terms and conditions are not satisfied as of the closing date, the closing date shall be extended for up to thirty (30) days in order to allow Storage REIT to satisfy those conditions or to purchase Investor's Membership Interest in exchange for the Cash Amount. Investor shall be entitled to receive, in cash, interest on the applicable Cash Amount during such extension period at a rate of 15% per annum.

      (f) If the Triggering Member's Membership Interest is purchased for the Cash Amount pursuant to this Section 9.4, that entire amount shall be payable in cash, by wire transfer or other immediately available funds, at the closing of such sale. If Investor agrees to sell Investor's Membership Interest for REIT Shares pursuant to this
          Section 9.4, Storage REIT shall deliver to Investor certificates representing such REIT Shares at the closing of such sale. At the closing of any sale of a Triggering Member's Membership Interest pursuant to this Section 9.4, the Triggering Member shall assign and deliver its Membership Interest to the purchaser free and clear of all encumbrances and claims pursuant to such documents of transfer as shall be reasonably requested by the purchaser. Any transfer or similar taxes and other expenses related to the sale of the Triggering Member's Membership Interest to the Non-Triggering Member shall be divided equally between the Triggering Member and Non-Triggering Member. The Triggering Member shall provide the Non-Triggering Member with such evidence of the Triggering Member's authority to sell hereunder and such tax lien waivers and similar instruments as the Non-Triggering Member may reasonably request. If the Non-Triggering Member defaults on its obligation to purchase the Triggering Member's Membership Interest pursuant to this Section 9.4, the Triggering Member shall be entitled as its sole remedy to damages equal to 2% of the Fair Market Value, and the Triggering Member shall market the Properties on such terms and conditions as it determines in its sole discretion. If the Triggering Member defaults on its obligation to sell its Membership Interest pursuant to this Section 9.4, the Non-Triggering Member shall be entitled as its sole remedy to damages equal to 2% of the Fair Market Value, and the Non-Triggering Member shall be entitled to market the Properties on such terms and conditions as its determines in its sole discretion. Storage, Storage REIT and Investor agree that the amount of damages incurred by any of them as a result of a default pursuant to this Section 9.4 would be impracticable to calculate and that the remedies provided in this subsection (f) are a reasonable approximation of such damages.

     (g) If Storage REIT purchases Investor's Membership Interest for REIT Shares and the closing date for such purchase is delayed pursuant to subsection (e), then simultaneously with Investor's receipt of the first dividend paid by Storage REIT with respect to such REIT Shares, Investor shall pay to Storage REIT a cash amount equal to the product of (A) the per share amount of the first dividend paid by Storage REIT with respect to such REIT Shares, multiplied by (B) the number of such REIT Shares multiplied by (C) a fraction, the numerator of which is the number of days during the period commencing on the date on which the closing of the purchase pursuant to this Section 9.4 was originally scheduled and running through the day immediately prior to the day on which the purchase actually closed (inclusive), provided, that if a record date for a dividend with respect to REIT shares occurs during such period, the numerator so calculated shall be reduced by the number of days during the period from the date on which such closing was originally scheduled and running through such record date (inclusive), and the denominator of which is the number of days during the period commencing the day after the record date for the last dividend pair by Storage REIT prior to the date of such closing and running through the record date of the first dividend paid by Storage REIT with respect to such REIT Shares (inclusive). Investor agrees that Storage REIT may instruct its dividend paying agent to deduct such amount from such dividend payment and pay it directly to Storage REIT.

     (h) If Investor is the Triggering Member and elects to market the Properties pursuant to Section 9.4(d) hereof, the Investor may, by giving written notice to Storage, elect to become an additional Manager of the Company, whereupon Investor shall be admitted as an additional Manager. In such event, Storage shall execute such amendments to this Agreement and execute and file such amendments to the Certificate of Organization as may be required to effect the admission of Investor as an additional Manager of the Company. Investor agrees that so long as Storage remains the Manager and no Event of Default by Storage shall have occurred under Section 11.1, Investor's rights as an additional Manager to act on behalf of the Company shall extend only to such matters as are reasonably required to facilitate the marketing and sale of the Properties. If within ten
          (10) days' written notice from Investor, Storage fails to take all reasonably necessary action to admit Investor as an additional Manager or to take all reasonably necessary action to market the Properties pursuant to this Section 9.4, Storage agrees that Investor shall be appointed Storage's attorney-in-fact, with full power of substitution, to execute and deliver any such amendments and other instruments as may be required in such circumstances. If Storage is the Triggering Member and within ten (10) days' written notice from Storage, Investor fails to take all reasonably necessary action to market the Properties pursuant to this Section 9.4, Investor agrees that Storage shall be appointed Investor's attorney-in-fact, with full power of substitution, to execute and deliver any such amendments and other instruments as may be required in such circumstances.


SECTION 9.5. INSOLVENCY OF A MEMBER.

     (a) If a Member becomes an Insolvent Member, the personal representative, trustee or receiver of its estate (the "PERSONAL REPRESENTATIVE") shall have only such rights of that Member as are necessary for the purpose of settling or managing its estate and such power as the Member possessed, if any, to assign all or any part of its interest and to join with such assignee in satisfying conditions precedent to such assignee's becoming a substituted Member. It shall not have any rights of a Member to grant or withhold consents, or any other rights except for those specified in the preceding sentence.

     (b) If a Member becomes an Insolvent Member, the other Member shall have the right (the "INSOLVENCY OPTION") to elect at any time during the period that such Member remains an Insolvent Member (which election may be changed or rescinded at any time prior to the closing of any of the following transactions, provided that upon such change or rescission, the changing or rescinding Member shall have no further right to exercise the Insolvency Option so changed or rescinded (e.g., if the option to market the properties pursuant to clause (2) below is changed or rescinded, that option may not be exercised subsequently, but the option to purchase the Membership Interest of the Insolvent Member would be retained)):

          (1) to purchase the entire Membership Interest of the Insolvent Member for cash equal to the Cash Amount; provided, however, that prior to the fourth anniversary of this Agreement, if Investor is the Insolvent Member, Storage REIT shall have the additional option to purchase Investor's Membership Interest for REIT Shares, calculated in the same manner as the REIT shares Amount. If the other Member declines to purchase all of the Membership Interest of the Insolvent Member in accordance with this Section 9.5(b)(1), the option to purchase such Membership Interest shall terminate, and the Personal Representative may proceed, subject to the terms and provisions of this Agreement, to distribute the Membership Interest of such Insolvent Member to the successors entitled to receive the same, but such distributions will only be effective as to such successors who thereupon (by written supplement to this Agreement) become a party to this Agreement and who thereby agree to hold all of the Membership Interest transferred to such successor subject in all respects to the terms and provisions of this Agreement.

                  (2) to market or require the Manager to market the Properties with the intention of selling them to a third party and liquidating the Company. Such other Member, or the Manager, if directed by such Member, shall, in a commercially reasonable and reasonably effective manner, market all of the Properties in a single portfolio sale or in pools of assets or individually, and may secure the services of a third party to assist the Member and Manager with the marketing of the Properties on such terms and conditions as such Member deems appropriate in good faith.

                  The Insolvency Option shall be exercised by giving notice (the "PURCHASE NOTICE") to the Personal Representative of the Insolvent Member within the period permitted for the exercise of the Insolvency Option. For purposes of this Section 9.5, Storage shall be deemed to be an Insolvent Member if any event occurs with respect to Storage REIT that, if it were a Member, would cause it to become an Insolvent Member.

              (c) The sales price of each Membership Interest to be sold pursuant to this Section 9.5 shall be equal to the Cash Amount for such Membership Interest. The Cash Amount shall be determined as of a date as near as reasonably practicable to the date of the occurrence of the event which results in the sale of the Membership Interest hereunder and the closing of the sale of the Membership Interest shall occur on the closing date agreed upon the purchasing Member and Insolvent Member or if there is no agreement among them as to the closing date, then on the first Business Day following the day which is thirty (30) days after the date on which the Cash Amount is determined.

              (d) At the closing of any sale of a Membership Interest to be sold on the terms and conditions specified in this Section 9.5, the Insolvent Member shall assign and deliver the Membership Interest to the purchasing Member free and clear of all encumbrances and claims, together with such documents of transfer as shall be reasonably requested by the purchasing Member, and the purchasing Member shall deliver or cause to be delivered to the Insolvent Member the full consideration therefor, payable in cash, by wire transfer or other immediately available funds. Investor's obligation to sell its Membership Interest to Storage REIT in exchange for REIT Shares and of Storage REIT's obligation to purchase Investor's Membership Interest for REIT Shares, shall be subject to satisfaction by Storage REIT on the closing date of conditions set forth on Exhibit F. If the conditions set forth on Exhibit F are not satisfied as of the closing date, the closing date shall be extended for up to thirty (30) days in order to allow Storage REIT to satisfy those conditions or to purchase Investor's Membership Interest in exchange for the Cash Amount. Any transfer or similar taxes involved in such sale shall be paid by the Insolvent Member, and the Insolvent Member shall provide the purchasing Member with such evidence of the

                  Insolvent Member's authority to sell hereunder and such tax lien waivers and similar instruments as the purchasing Member may reasonably request.

             (e) If Storage is the Insolvent Member, in addition to its other remedies pursuant to this Section 9.5, Investor may elect:

                  (1) to assume the duties of Manager of the Company, or may elect to transfer a portion of its interest in the Company to an entity controlled by the Investor or persons directly or indirectly owning the Investor, and to designate such entity as a replacement Manager hereunder. If the Investor exercises such right, Storage (or any Affiliate of Storage which is serving as Manager), shall automatically, without need for the execution and delivery of any instrument other than notice by the Investor to Storage that it has exercised such right, cease to be the Manager and Investor or the entity designated by the Investor shall become the sole Manager with all rights and responsibilities of the Manager set forth in this Agreement. Storage shall execute such amendments to this Agreement and execute and file such amendments to the Certificate as may be required to effect such appointment of the Investor (or its designated affiliate) as the Manager and hereby appoints the Investor its attorney-in-fact, with full power of substitution, to execute and deliver any such amendments or other instruments; and/or

                  (2) cause the Company to immediately terminate the Property Management Agreement; provided, however, that the Company shall promptly engage a new property manager on terms substantially equivalent to those prevailing in the market for similar services at that time, and that provided that Investor is able to engage another management company acceptable to the lenders to the Company, for so long as Storage is a Member of the Company, the Company shall not engage any of the following companies (or any affiliate of or successor in interest to any of the following companies) to manage the Properties, or engage or permit any other entity to manage the Properties under brand names owned or used by any of the following:

                       (A)  Public Storage, Inc.

                       (B)  Sovran Self Storage, Inc.,

                       (C)  Shurgard Storage Centers, Inc., or

                       (D)  AMERCO or U-Haul International, Inc.


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

     SECTION 9.6. ASSIGNEES.

              (a) The Company shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the interest of a Member unless all provisions of this Agreement relating thereto have been satisfied, all costs of such assignment have been paid by the assigning Member, such sale, assignment or transfer is exempt from registration under the Securities Act of 1933, as amended, and any other applicable state or federal securities act, and there is delivered to the Company, upon request of the Manager or any Member, a written opinion of counsel acceptable to the Manager or such requesting Member with respect thereto, and there is filed with the Company a written and dated notification of such sale, assignment or transfer, in form satisfactory to the Manager, executed by both the seller, assignor or transferor and the purchaser, assignee or transferee and such notification (1) contains the acceptance by the purchaser, assignee or transferee of and agreement to be bound by all the terms and provisions of this Agreement and (2) represents that such sale, assignment or transfer was made in accordance with all applicable securities laws and regulations (including suitability standards). Any sale, assignment or transfer shall be recognized by the Company as effective on the date of such notification if the date of such notification is within fifteen (15) days of the date on which such notification is filed with the Company, and otherwise shall be recognized as effective on the date such notification is filed with the Company.

              (b) Any Member who transfers or assigns its entire interest in the
                  Company shall cease to be a Member, except that, unless and until a substituted Member has been admitted into the Company, such assigning Member shall retain the statutory rights of the assignor of a Member's interest under the Act.

              (c) A person who is the assignee of all or any portion of the interest of the Member but does not become a substituted Member, and who desires to make a further assignment of such interest it had acquired, shall be (and its proposed transfer shall be) subject to all the provisions of this Agreement relating to the Disposition of interests to the same extent and in the same manner as any Member desiring to make an assignment of its interest.

     SECTION 9.7. SUBSTITUTED MEMBERS.

     Except as set forth in Section 9.1(d), only upon the unanimous written consent of all of the Members, which consent shall not be unreasonably withheld, shall a purchaser, assignee, transferee, or other recipient of all or a portion of a Membership Interest who was not previously admitted to the Company as a Member may be admitted as a substituted Member to the extent of its acquired interest in the Company. In the event that any such Person is admitted to the


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

Company as a substituted Member, the Manager shall have the power and authority to amend this Agreement to reflect the admission of such Person as a substituted Member and such Person shall have all the rights, duties and obligations of a Member under this Agreement. The Manager shall promptly deliver to each Member (in any permissible manner further described in Section 12.1 hereof) a copy of any amendments to this Agreement made by the Manager under this Section 9.7).

     SECTION 9.8. MANAGEMENT PENDING SALE CLOSING.

     From and after the date of delivery of a Conversion Notice pursuant to
Section 9.3 or a Marketing Notice pursuant to Section 9.4 and continuing through the sooner to occur of the applicable closing date or the termination of such sale right, each Member shall exercise best efforts to insure that the Company is operated in the ordinary course of business and that no actions are taken by or on behalf of the Company which are likely to impede the ability of the Members to consummate the transactions contemplated herein.

                                   ARTICLE X

                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
                 ---------------------------------------------

     SECTION 10.1. ACQUISITION OF INTEREST FOR INVESTMENT.

     Each Member hereby represents and warrants to the Company and the other Member(s) that its acquisition of its Membership Interest is made for its own account for investment purposes only and not with a view toward the resale or distribution of such Membership Interest.

     SECTION 10.2. ACCESS TO INFORMATION.

     Each Member has been afforded full opportunity to request any and all relevant information and ask questions concerning the proposed purposes and business of the Company, has been provided all information and copies of documents it has requested and has received answers to such questions to its full satisfaction. Each Member represents and warrants that such Member has not relied upon any information relating to the Company other than information supplied by the Company.

     SECTION 10.3. NO REGISTRATION.

     Each Member recognizes that the Membership Interests have not been registered under the Securities Act, or applicable state securities laws and are being sold pursuant to the exemptions from registration offered by Section 4(2) of such Act and by applicable state law provisions. Each Member recognizes that, as a consequence, its Membership Interest must be held indefinitely unless it is subsequently registered under the Securities Act, and applicable state


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

securities laws, or an exemption from such registration is available, so that each Member must bear the economic risk of investment in its Membership Interest for an indefinite period of time.

     SECTION 10.4. NO OBLIGATION TO REGISTER.

     Each Member acknowledges that neither the Company nor the Manager is under any obligation to register the Membership Interests under any securities laws, and neither of them has any present intention to do so. Each Member understands that there is no established market for the Membership Interests, and it is extremely unlikely that any public or private market will develop.

     SECTION 10.5. SUITABILITY OF INVESTMENT.

     Each Member understands the nature of the investment being made and that it involves a high degree of risk. Each Member recognizes that the Company is a newly organized entity and has no history of operations or earnings.

     SECTION 10.6. ACCREDITATION.

     Each member represents that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Company in what it understands to be a highly speculative and illiquid investment. Each Investor represents that it is an "accredited investor" as defined in Rule 501 under the Securities Act.

        SECTION 10.7. REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS.

     Each Member represents and warrants to the Manager and the other Members concerning itself as follows:

              (a) Organization. It is a limited liability company, partnership, corporation, or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

              (b) Authorization. Its execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation of this transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on its part.

              (c) No Conflicting Agreements. Its execution and delivery of, and its performance and compliance with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i)


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

                  its Articles of Incorporation, Certificate of Incorporation, Certificate of Formation or other applicable organizational agreements or governing instruments, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound, or (iii) any agreement or contract to which the Member is a party or to which it or its property is subject.

              (d) Approvals. No Authorization, consent, order, approval or license from filing with, or other act by any agency, bureau or department of any federal, state or local government authority or other Person is or will be necessary to permit the valid execution and delivery by it of this Agreement or the performance by it of the obligations to be performed by it under this Agreement, or if any such authorizations, consents, orders, approvals or licenses are required, they have been obtained.

              (e) Primary Contact Person. Each Member represents that the
                  Primary Contact Person listed opposite its name on Schedule 1 is authorized to act for and on behalf of such Member in all matters relating to or arising in connection with this Agreement, the Company and the Properties. The Manager is entitled to rely on the actions of the Primary Contact Person until otherwise notified by such Member.

     SECTION 10.8. FINANCIAL STATEMENTS AND OTHER DOCUMENTS.

     Each Member represents and warrants that financial statements of and all other documents, certificates and statements submitted or delivered by or on behalf of such Member in connection with the transactions contemplated by this Agreement are true, complete and correct in all material respects. Each such financial statement has been prepared in accordance with generally accepted accounting practices and fairly represents the financial condition of the subject thereof in all material respects. There has been no material adverse change in any of such information from the date thereof until the date of this Agreement.

     SECTION 10.9 UBTI.

     Storage represents and warrants that no portion of the Properties are leased to the seller of the Properties or to any person who bears a relationship to the seller of the Properties described in Section 267(b) or 707(b) of the Code other than as described on Schedule 4.5, and Storage and Investor agree that there is no plan to lease the Properties to any such party after the Properties are acquired except as described on Schedule 4.5. To the knowledge of Storage, no portion of the Properties is, or is planned to be, leased to any of the pension trusts listed in Exhibit E or any participating employer in the plans pursuant to which such trusts are maintained, nor is the seller an affiliate or subsidiary of any of such parties. The Company will not, following the acquisition of the Properties, have any arrangements in place that will result in the receipt by the Company of rent from personal property or service income other than as described in Schedule 4.5.

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

     SECTION 10.10. ERISA.

     As of the date of this Agreement, the date of each transaction contemplated under this Agreement and during the one (1) year period immediately preceding any such date, neither Storage nor Storage REIT nor any "affiliate" of any of them, as such term is defined in Part V(c) of Prohibited Transaction Class Exemption 84-14, has the authority to (i) appoint or terminate Fidelity Management Trust Company as investment manager with respect to the assets of any of the ERISA pension trusts listed in Exhibit E or (ii) negotiate the terms of the investment management agreement with Fidelity Management Trust Company on behalf of any such trust.

     SECTION 10.11. NO BROKERS.

     Each Member represents and warrants that it has not dealt with any agent or broker in connection with the transactions contemplated by this Agreement and that no agent, broker, or other Person acting pursuant to express or implied authority of such Member is entitled to a commission or finder's fee, or will be entitled to recover on any claim against any other Member, the Manager or the Company for a commission or finder's fee, in connection with the transactions contemplated by this Agreement, other than Security Capital Markets Group, Incorporated. Storage shall be responsible for any fees payable to Security Capital Markets Group, Incorporated in connection with the transactions contemplated by this Agreement.

     SECTION 10.12. YEAR 2000 COMPLIANCE.

     The Manager shall use its commercially reasonable efforts to be Year 2000 Compliant. As used in this paragraph, the term "Year 2000 Compliant" shall mean that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively the "systems") will (i) properly perform date sensitive functions before, on and after January 1, 2000; (ii) accurately perform leap year calculations; and (iii) will not cause any other information technology to fail or generate errors related to any such dates.

     SECTION 10.13. QUALIFIED ORGANIZATION STATUS.

     Storage represents that it is not and agrees that it will not become, or transfer any portion of its interest in the Company to, a "qualified organization," within the meaning of Code Section 514(c)(9)(C).

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

     SECTION 10.14 PARTNERSHIP ALLOCATIONS.

     Storage represents and warrants that each allocation provided for in this Agreement either (i) has substantial economic effect within the meaning of Treasury Regulations Section 1.704-1(b), or (ii) to the extent that an allocation cannot have economic effect, is deemed to be in accordance with the Members' Membership Interests pursuant to Treasury Regulations Section 1.704-1(b)(4), or (iii) if Treasury Regulations Section 1.704-1(b)(4) does not provide a method for deeming the allocation to be in accordance with the Members' Membership Interests, otherwise complies with the requirements of Treasury Regulations Section 1.704-1(b)(4). Storage further represents and warrants that each allocation attributable to nonrecourse liabilities or Member nonrecourse debt complies with the requirements of Treasury Regulations Section 1.704-2(e) or 1.704-2(i).

                         ARTICLE XI

        DEFAULTS; LIQUIDATION AND DISSOLUTION OF COMPANY
        ------------------------------------------------

     SECTION 11.1. EVENTS OF DEFAULT.

     The occurrence of any of the events set forth below shall constitute an "Event of Default" on the part of any Member, if the default remains uncured after ten (10) days after the non-defaulting Member gives notice of such default to the defaulting Member; provided, however, that if such default cannot with diligent efforts be cured within such ten (10)-day period but such Member (or such Affiliate of such Member) commences such cure within such ten (10)-day period, thereafter diligently and continuously prosecutes such cure, and such default is reasonably susceptible to cure within sixty (60) days, such ten
(10)-day period shall be extended for the time reasonably required to effect such cure, but in no event for more than an additional fifty (50) days (i.e. 60 days total):

          (a) the occurrence, after the Closing of the Contribution Agreement or Purchase Agreements, of any material default on the part of a Member or an Affiliate of a Member pursuant to the terms of (i) any of the Purchase Agreements or the Contribution Agreement (considering, for purposes of determining the materiality of any default under the Purchase Agreements or the Contribution Agreement, all of such agreements and the transactions represented by them as a whole) or (ii) any other material agreement between the Company and a Member or an Affiliate of a Member, other than the Property Management Agreement, in each case without regard to any "grace" or cure period contained in the applicable agreement;

          (b) violation by or on behalf of a Member of the transfer restrictions set forth in Article IX;

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

          (c) the breach or inaccuracy in any material respect of any representation, warranty or statement made by or on behalf of a Member in this Agreement, or in any certificate or statement furnished pursuant thereto;

          (d) any knowing or intentional act on the part of a Member which gives rise to an event or circumstance which would permit any lender to the Company to demand repayment of its loan prior to maturity;

          (e) any other material default in the performance of or failure to comply with, any other agreements, obligations, or undertakings of a Member contained herein (other than the obligations described in Sections 3.3, 9.3, and 9.4, for which exclusive remedies are otherwise provided therein);

          (f) without regard to the periods provided for cure above, but subject to the applicable cure period set forth in the Property Management Agreement, any act or omission that would entitle the Company to terminate the Property Management Agreement for Cause (as "Cause" is defined in the Property Management Agreement); and

          (g) the delivery by Storage to the Company of a notice of non-renewal of the Property Management Agreement.

     SECTION 11.2. REMEDIES.

          (a) During the continuance of any Event of Default by Storage, Investor shall be entitled to:

               (1) in its sole discretion, assume the duties of Manager hereunder. If the Investor exercises such right, Storage (or any Affiliate of Storage which is serving as Manager), shall automatically, without need for the execution and delivery of any instrument other than notice by the Investor to Storage that it has exercised such right, cease to be the Manager and Investor shall become the sole Manager with all rights and responsibilities of the Manager set forth in this Agreement. Storage shall execute such amendments to this Agreement and execute and file such amendments to the Certificate as may be required to effect such appointment of the Investor (or its designated affiliate) as the Manager and hereby appoints the Investor its attorney-in-fact, with full power of substitution, to execute and deliver any such amendments or other instruments; and/or

               (2) market or require the Manager to market all of the Properties pursuant to Section 9.4; provided, however, that if Storage defaults before the fourth anniversary of this Agreement, and Investor elects to market or require the Manager to market all of

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

                    the Properties, Storage shall pay to Investor liquidated damages equal to the difference between the cash distribution Storage would have received pursuant to Section 11.4(b)(4) upon the sale of the Properties and the amount it would have so received if its Capital Ratio had been reduced by the following amounts as of the date of such calculation:

                    (A) If the default takes place before the first anniversary of the date of this Agreement, two percentage points (2%);

                    (B) If the default takes place on or after the first anniversary of the date of this Agreement but before the second anniversary of the date of this Agreement, one and one-half percentage points (1.5%);

                    (C) If the default takes place on or after the second anniversary of the date of this Agreement but before the third anniversary of the date of this Agreement, one percentage point (1%);

                    (D) If the default takes place on or after the third anniversary of the date of this Agreement but before the fourth anniversary of the date of this Agreement, one-half of one percentage point (0.5%)

                    and/or

               (3) cause the Company to immediately terminate the Property Management Agreement; provided, however, that the Investor shall be unilaterally entitled to and shall promptly engage a new property manager on terms substantially equivalent to those prevailing in the market for similar services at that time, and that provided that Investor is able to engage another management company acceptable to the lenders to the Company, for so long as Storage is a Member of the Company, the Company shall not engage any of the following companies (or any affiliate of or successor in interest to any of the following companies) to manage the Properties, or engage or permit any other entity to manage the Properties under brand names owned or used by any of the following:

                    (A)  Public Storage, Inc.

                    (B)  Sovran Self Storage, Inc.,

                    (C)  Shurgard Storage Centers, Inc., or

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

                       (D)  AMERCO OR U-Haul International, Inc.

                  In addition to the above remedies, Investor may recover from Storage any actual damages incurred by Investor as a result of Storage's default under Section 11.1(b), (c), (d) or (e).

                  (4) During the continuance of any Event of Default by Investor, Storage shall be entitled to require the Manager to market all of the Properties pursuant to
                       Section 9.4; provided, however, that if Investor defaults before the third anniversary of this Agreement, and Storage elects to require the Manger to market all of the Properties, Investor shall pay to Storage liquidated damages equal to the difference between the cash distribution Investor would have received pursuant to
                       Section 11.4(b)(4) upon the sale of the Properties and the amount it would have so received if its Capital Ratio had been reduced by the following amounts as of the date of such calculation:

                       (A) If the default takes place before the first anniversary of the date of this Agreement, two percentage points (2%);

                       (B) If the default takes place on or after the first anniversary of the date of this Agreement but before the second anniversary of the date of this Agreement, one and one-half percentage points (1.5%);

                  (5) If the default takes place on or after the second anniversary of the date of this Agreement but before the third anniversary of the date of this Agreement, one percentage point (1%).

                  In addition to the above remedies, Storage may recover from Investor any actual damages incurred by Storage as a result of Investor's default under Section 11.1(b), (c), (d) or (e).

              (b) The remedies provided in this Section 11.2 shall be the exclusive remedies of the parties with respect to an Event of Default; provided, however, that unless otherwise expressly provided herein, this Agreement shall not limit the rights of any Member under any of the agreements referred to in Sections 11.1(a) and (f).


     SECTION 11.3. EVENTS OF DISSOLUTION.

              (a) The Company shall be dissolved upon the happening of any of the following events:

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

                  (1) upon the unanimous written agreement of all of the Members;

                  (2) upon the failure of the Company to obtain the Secured Indebtedness on or before June 30, 1999;

                  (3) upon the failure of the Company and Storage close on the Contribution Agreement or the Purchase Agreements on or before the respective closing dates set forth therein;

                  (4) upon the sale of all of the Properties pursuant to the Conversion Option as described in Section 9.3, pursuant to the Marketing Right as described in Section 9.4 or pursuant to Section 11.2;

                  (5) upon the entry of a judgment, order or decree of a court of competent jurisdiction adjudicating the Company to be a bankrupt and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom; or

                  (6)  upon the entry of a decree of judicial dissolution under
                       Section 44 of the Act or any successor or similar provision of applicable law.

              (b) The events set forth in Section 11.3 (a) constitute the only situations or events on which a dissolution of the Company shall occur.

              (c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs and the assets of the Company have been distributed as provided in Section 11.4.

     SECTION 11.4. LIQUIDATION; SALE OF SUBSTANTIALLY ALL OF THE ASSETS.

              (a) Subject to the restrictions and limitations contained in this
                  Agreement, upon dissolution of the Company the Manager may cause any part or all of the Company assets to be sold in such manner as the Manager shall determine in an effort to obtain the best prices for such assets (provided, however, that with the approval of all of the Members the Manager may distribute Company assets in kind to the Members on the basis approved by the Members). During the liquidation period, the Manager shall have the right to continue to operate and otherwise to deal with Company property to the same extent the Manager has such right prior to dissolution of the Company. In the event that the Manager had dissolved, withdrawn or becomes bankrupt or legally incapacitated, all of the Members may, within thirty
                  (30) days after any such occurrence, appoint a person to

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


                  perform the functions of the Manager in liquidating the assets of the Company and winding up its affairs.

              (b) In settling accounts after dissolution, the assets of the
                  Company shall be paid or distributed in the following order:

                  (1) first, to creditors other than Members and their Affiliates, in the order of priority provided by law;

                  (2) then, to the Members and their respective Affiliates for any fees or other compensation or any unreimbursed costs and expenses owing to the Members or their respective Affiliates in accordance with the terms of this Agreement, and then to the repayment of any loans (with interest) made by any Member to the Company in accordance with the terms of this Agreement;

                  (3) then, to reserves as the Members deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such reserves may be paid over by the Manager to a bank, to be held in escrow for the purpose of paying any contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Members may deem advisable, such reserves shall be distributed to the Members, pursuant to clause
                       (4); and

                  (4)  then, to the Members in accordance with Section 7.6.

     Notwithstanding the foregoing, no distributions shall be made pursuant to this Section 11.4 before giving effect to the allocations of profits, losses and other items, pursuant to Section 7.2.

     SECTION 11.5. DISTRIBUTIONS IN KIND.

     If any assets of the Company are distributed in kind pursuant to this Agreement (which shall be done only with the approval of all of the Members), such assets shall be distributed to the Members in the same proportions of value as the Members would have been entitled to receive as cash distributions if such property had been sold for cash at its fair market value and the net proceeds thereof distributed to the Members.

     SECTION 11.6. DATE OF TERMINATION.

     The Company shall be terminated when all the cash or property available for application and distribution under Section 11.4 hereof shall have been applied and distributed in accordance therewith and Articles of Termination shall have been filed pursuant to Section 11.8 hereof.

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


     SECTION 11.7. WAIVER OF PARTITION.


     Each Member hereby irrevocably waives any right or power it may possess now or hereafter to compel a partition or sale of any assets of the Company or to compel a dissolution of the Company other than as expressly set forth in this Agreement.

     SECTION 11.8. ARTICLES OF TERMINATION.

     Upon the dissolution and the completion and winding up of the Company, the Manager shall cause to be filed with the Office of the Secretary of State of the State of Delaware, Articles of Termination, pursuant to the requirements of the Act, canceling the Certificate of Organization.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     SECTION 12.1. NOTICE.

     Any notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be given to the Members at their respective addresses and to the Primary Contact Person set forth on
Schedule 1 attached hereto or at such other address as any Member may hereafter designate in a notice duly given to all the other Members, as its address for receipt of notices hereunder. Such notices may be delivered by hand, by electronic facsimile ("fax"), by overnight delivery service, by telegram or may be mailed by U.S. certified or registered mail, return receipt requested.

     All notices which are hand-delivered or given by telegram or fax shall be deemed given on the date of delivery. All notices which are mailed by U.S. certified or registered mail, return receipt requested, shall be deemed to have been given on the third business day after being deposited in the United States mails, proper postage prepaid. All notices which are sent by overnight delivery shall be deemed given on Business Day after being deposited with such courier.

     SECTION 12.2. APPLICATION OF DELAWARE LAW.

     This Agreement and the application or interpretation hereof shall be governed exclusively by, and construed exclusively in accordance with, the laws of the State of Delaware, and specifically the Act, without regard to principles of conflicts of laws.

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


     SECTION 12.3. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

     The provisions of this Section 12.3 shall apply to the extent that the provisions of Section 12.16 are inapplicable. Any process against any Member in, or in connection with, any suit, action of proceeding arising out of or relating to this Agreement or any Member's performance hereof may be served personally or, to the extent permitted by law, by certified mail at that Member's address for receipt of notices hereunder with the same effect as though served on such Members personally. Each Member hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any Member's performance hereof or rights or obligations hereunder to the jurisdiction of the federal and state courts of the State of Delaware and waives any and all objections to the jurisdiction of, or venue in, such court that such Member may have under applicable laws. Each of the parties hereto waives trial by jury in any litigation, suit or proceeding between them in any court with respect to, in connection with or arising out of this Agreement, or the validity, interpretation, or enforcement thereof.

     SECTION 12.4. NO PARTNERSHIP.

     The Members intend that the Company not constitute or be deemed to be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager constitute or be deemed to be a partner, agent or joint venturer of any other Member or Manager, for any purposes other than federal and state income tax purposes, and this Agreement shall not be construed, interpreted or applied to suggest otherwise.

     SECTION 12.5. EFFECT OF AGREEMENT.

     This Agreement shall be binding upon all Members and the Manager and their respective assigns and successors.

     SECTION 12.6. ENTIRE AGREEMENT.

     This Agreement and the Schedules and Exhibits hereto, if any, together with all other contracts and agreements which either are referred to herein or bear even date herewith, contain all of the understandings and agreements of whatsoever kind and nature existing between the Members with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings with respect thereto.

     SECTION 12.7. AMENDMENT.

     Except as otherwise expressly set forth in this Agreement, this Agreement may be amended, supplemented or restated only by a written agreement executed by each of the Members. Notwithstanding anything to the contrary in this Section 12.7, the Certificate of Organization and this Agreement may be amended, supplemented or restated, for the following purposes only be the Manager without the necessity of obtaining the written consent of any of the

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

Members: the change of the registered agent, the address of the registered agent or the address of the principal place of business of the Company.

     SECTION 12.8. COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts together shall constitute one and the same agreement.

     SECTION 12.9. SEVERABILITY.

     Every provision hereof is intended to be severable and to be enforced to the fullest extent permitted by applicable law, and if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     SECTION 12.10. CAPTIONS.

     The title and captions contained herein are for convenience of reference only and shall not be deemed part of the context of this Agreement.

     SECTION 12.11. INTERPRETATION.

     Where the context so indicates, the masculine shall include feminine and neuter, the singular shall include the plural and the plural shall include the singular. The term "including" wherever it appears in this Agreement is not limiting and means "including without limitation." Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. This Agreement is the result of negotiations among and have been reviewed by counsel to the other parties thereto and are the products of all parties. Accordingly, it shall not be construed against any party merely because of such party's involvement in its preparation.

     SECTION 12.12. ADDITIONAL DOCUMENTS AND ACTS.

     In connection with this Agreement, as well as all transactions contemplated by this Agreement, the Members agree to execute such additional documents and papers, and to perform and do such additional acts, as may be necessary and proper to effectuate and carry out all of the provisions of this Agreement.

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

     SECTION 12.13. CONFIDENTIALITY.

              (a) The provisions of this Agreement and of any other agreement relating to the Company or its Properties to which the Company or any Member is a party, the identity of any person with whom the Company may be holding discussions with respect to any investment, acquisition, Disposition, or other transaction or in whom the Company may invest directly or indirectly, and all other business, financial or other information relating directly to the business or affairs of the Company or the relative or absolute rights or interests of any of the Members (collectively, the "INFORMATION") that has not been publicly disclosed with the consent of all of the Members is confidential and proprietary information of the Company the disclosure of which could cause irreparable harm to the Company and the Members. Accordingly, each Member represents that it has not, and agrees that it will not and that it will direct its shareholders, directors, officers, agents, advisors (including, without limitation, any appraiser selected by or on behalf of it, or by or on behalf of any appraiser selected by it) and Affiliates not to, disclose to any person (except to the extent, if any, it is required by applicable law to make disclosure to a court or governmental authority) any Information or confirm any statement made by any other person regarding Information unless all of the Members consent thereto or until the Company has publicly disclosed the Information and has notified each Member that it has done so.


              (b) The covenants and agreements contained in this Section will continue to bind all Members and other parties to this Agreement after they cease to be Members or hold any interest in the Company and will survive the termination of the Company.

              (c) Notwithstanding any contrary provision in this Section, any
                  Member may, without breach of the covenants set forth in this Section and without notice to or consent of the Manager, disclose any Information to any potential transferee of a Membership Interest if such transferee executes and delivers to the Company a written confidentiality agreement in which it agrees to be bound by the terms and provisions of this
                  Section 12.13 on the same basis and in the same manner as would apply if it were a Member of the Company who had signed this Agreement. The parties agree that if this Section 12.13 is breached the remedy at law may be inadequate, and therefore, in addition to any other remedy to which a party may be entitled, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this
                  Section 12.13 and/or to compel specific performance of this
                  Section 12.13.

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


     SECTION 12.14. CREDITORS NOT BENEFITED.

     No creditor of the Company or other Person not a Member shall have any right or benefit under or in respect of this Agreement (and, without limiting the generality of the foregoing, no such Person shall have any right to enforce any obligation of any Member to make capital contributions or loans or to pursue any other right or remedy hereunder or in respect hereof or at law or in equity), it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the Members and the Company and their respective successors and assigns. None of the rights or obligations of the Members herein set forth to make capital contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act.

     SECTION 12.15. INVOLVEMENT OF THE COMPANY IN CERTAIN PROCEEDINGS.

     If any Member or any Affiliate of a Member becomes involved in legal proceedings unrelated to the business of the Company in which the Company is called upon to provide information, the Member will indemnify, defend and hold harmless the Company against all costs and expenses (including, without limitation, fees and expenses of attorneys and other advisors) paid or incurred by the Company in preparing or producing the required information or in resisting any request for production or obtaining a protective order limiting the availability of the information provided by the Company or in otherwise protecting its interests.

     SECTION 12.16. DISPUTE RESOLUTION AND ARBITRATION.

          (a) Any claim, action, dispute or controversy of any kind arising out of or relating to this Agreement or concerning any aspect of performance by any Member under the terms of this Agreement, except those matters identified in Section 4 of the Capital Expenditures Reimbursement Agreement and Section 20(a) of the Property Management Agreement (which matters shall be resolved pursuant to the procedures set forth in the Capital Expenditures Reimbursement Agreement or the Property Management Agreement, as applicable) ("DISPUTE") shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (the "AAA") pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. The Members acknowledge and agree that the transactions evidenced and contemplated hereby involve "commerce" as contemplated in Section 2 of the Federal Arbitration Act. If Title 9 of the United States Code is inapplicable to any such Dispute for any reason, such

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

              arbitration shall be conducted pursuant to the Massachusetts Uniform Arbitration Act, this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. To the extent that any inconsistency exists between this Agreement and the foregoing statutes or rules, this Agreement shall control. Judgment upon the award rendered by the arbitrator acting pursuant to this Agreement may be entered in, and enforced by, any court having jurisdiction absent manifest disregard by such arbitrator of applicable law; provided, however, that the arbitrator shall not amend, supplement or reform in any manner any of the rights or obligations of any Member hereunder or the enforceability of any of the terms or provisions of this Agreement. Any arbitration proceedings under this Agreement shall be conducted in Boston, Massachusetts before a single arbitrator who has no direct or indirect relationship with any Member or any Member's Affiliate and who has recognized expertise in the fields of commercial real estate investment and limited liability company and partnership law and practice.

          (b) Upon the request of any Member who is a party to such Dispute set out in a written notice delivered in accordance with Section 12.1 hereof or to the other Members who are parties to such Dispute, whether made before or after the institution of any legal proceeding, but prior to the expiration of the statutory time period within which any Member must respond upon receipt of valid service of process in order to avoid a default judgment, any Dispute shall be resolved by mandatory and binding arbitration in accordance with the terms of this Agreement. Within ten (10) days after a Member's receipt of such notice, the Members who are parties to the Dispute shall agree upon a qualified arbitrator. If the Members cannot agree within such 10-day period, an arbitrator shall be appointed by the AAA. If a replacement arbitrator is necessary for any reason, such replacement arbitrator shall be appointed by the AAA.

          (c) Any Member may bring summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) in court to compel arbitration of any Dispute in accordance with this Agreement.

          (d) All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information (including, without limitation, any protection afforded the work-product of any attorney) that could otherwise be claimed by any Member shall be available to, and may be claimed by, any such Member in any arbitration proceeding. No Member waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement.

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

          (e) The arbitration shall be conducted and concluded as soon as is reasonably practicable, based on a schedule established by the arbitrator. Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law, shall be conclusive as to the facts so found and shall be confirmable by any court having jurisdiction over the Dispute, provided that such award, findings and conclusions are not in manifest disregard of applicable law.

          (f) Each Member shall bear its own expenses of the arbitration, including, without limitation, fees and expenses of counsel incident to any mediation or arbitration. The fees and expenses of the arbitrator and the AAA shall be borne equally by the Members. The arbitrator shall have the power and authority to award expenses to the prevailing Member if the arbitrator elects to do so.

          (g) In order for an arbitration award to be conclusive, binding and enforceable under this Agreement, the arbitration must follow the procedures set forth in the portions of this Agreement relating to such arbitration and any award or determination shall not be in manifest disregard of applicable law. The obligation to arbitrate any Dispute shall be binding upon the successors and assigns of each of the Members.

     SECTION 12.17. SECTIONS.

     Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

     SECTION 12.18. NO WAIVER.

     No waiver, express or implied, by any Member of any obligation of, or any breach or default by any other Member in the performance by the other Member of its obligations, hereunder shall be (i) binding or enforceable except to the extent (if any) set out in a writing signed by the Member sought to be charged thereby or (ii) deemed or construed to be a waiver of any other breach or default under this Agreement. Failure on the part of any Member to complain of any act or omission of any other Member, or to declare such other Member in default irrespective of how long such failure continues, shall not constitute a waiver hereunder. No notice to or demand on a defaulting Member shall entitle such defaulting Member to any other or further notice or demand in similar or other circumstances.

     SECTION 12.19. ADDITIONAL REMEDIES.

     Unless the context requires otherwise, the rights and remedies of the Members hereunder shall not be mutually exclusive so that the exercise of one or more of the rights or remedies hereunder shall not preclude the exercise of any other.

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

     SECTION 12.20. U.S. DOLLARS.

     All references in this Agreement to dollar amounts shall refer to United States currency.

     SECTION 12.21. APPROVALS.

     Except where otherwise expressly stated in this Agreement, all approval, consent and other similar rights of the Manager or of the Members pursuant to this Agreement (i) shall be set out in a writing signed by the person whose approval, consent or exercise of any other right is required and (ii) may be exercised by such parties, and such approvals and consents may be granted or denied by such parties, in their sole and absolute discretion.

     SECTION 12.22. LIMITATION ON LIABILITY OF MEMBERS.

     The liability of each Member hereunder shall be limited solely to the interest of such Member in the Company. The Members agree not to seek to recover against any person or entity other than the other Members with respect to any claim or circumstance arising out of or relating to the Company or the Properties and not to seek to recover on any claim against such other Member against any asset other than such Member's interest in the Company.

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

     IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

                                             SUSA PARTNERSHIP, L.P., as a Member
                                             and as Manager

                                             By STORAGE USA, INC., Its General
                                             Partner

                                             By:
                                                 /s/ Dean Jernigan
                                             -----------------------------------
                                             Name:   Dean Jernigan
                                             Title:  Chief Executive Officer

                                             FREAM No. 18 LLC,
                                             a Delaware limited liability
                                             company

                                             By: Fidelity Management Trust
                                                 Company, as agent and not
                                                 individually

                                             By:  /s/ Thomas P. Lavin
                                                 -------------------------------
                                                        Thomas P. Lavin
                                                        Vice President

                                             Storage USA, Inc. joins this
                                             Agreement for purposes of
                                             consenting to Sections 9.3, 9.4
                                             and 9.5 herein.

                                             STORAGE USA, INC.

                                             By:  /s/ Dean Jernigan
                                                --------------------------------
                                             Name:    Dean Jernigan
                                             Title:   Chief Executive Officer

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